Exhibit 99.1

HAM-LET (ISRAEL-CANADA) LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

HAM-LET (ISRAEL-CANADA) LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

INDEX

Page

Auditor's Reports	1 - 8

Consolidated Statement of Financial Position	9 - 10

Consolidated Statement of Profit or Loss	11

Consolidated Statement of Comprehensive Income	12

Consolidated Statement of Changes in Equity	13

Consolidated Statement of Cash Flows	14 - 15

Notes to the Consolidated Financial Statements	16 - 62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Ham-Let Israel-Canada Ltd.

We have audited the accompanying consolidated financial statements of Ham-Let Israel-Canada Ltd. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

We did not audit the financial statements of four entities- S&S Valve Co., Ltd., Norvalves AS, Rovac Pte, Ltd. and Ham-Let Russia LLC, wholly-owned subsidiaries, which statements reflect total assets and revenues constituting 19 percent and 23 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for these entities, is based solely on the report of the other auditors.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for qualified opinion

As discussed in Note 2b, the financial statements of Ham-Let Israel-Canada Ltd. do not include the full comparative financial information as of and for the year ended December 31, 2019, as required under IFRS (IAS 1.38).

Opinion

In our opinion, based on our audit and the reports of other auditors, except for the effects of the matter described above, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ham-Let Israel-Canada Ltd. and subsidiaries as of December 31, 2020, and the consolidated results of their operations and their cash flows for the year then ended in conformity with IFRS as issued by the IASB.

/s/ Kost Forer Gabbay & Kasierer

A member of Ernst & Young Global

Haifa, Israel

June 14, 2021

Independent Auditors' Report

To the Stockholder and Board of Directors of

S&S Valve Co., Ltd.

Opinion

We have audited the financial statements of S&S Valve Co., Ltd. (the “Company”), which comprise the statement of financial position as of December 31, 2020, and the statement of comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

In our opinion, except for the effects of the matter described in basis for qualified opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Qualified Opinion

The financial statements of the Company do not include the full comparative financial information as of and for the year ended December 31, 2019, as required under IFRS (IAS 1.38).

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS) and International Standards on Auditing. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with IFRS, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/S/ BDO Sunghyun LLC

Republic of Korea

June 10, 2021

To the Board of Directors of Norvalves AS

REPORT OF INDEPENDENT AUDITORS

We have audited the accompanying financial statements of Norvalves AS, which comprise the balance sheet as of December 31, 2020, and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards accepted by IAASB (International Standards on Auditing (ISAs). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for qualified opinion

As discussed in Note 2b, the financial statements of Norvalves AS do not include the full comparative financial information as of and for the year ended December 31, 2019, as required under IFRS (IAS 1.38).

Opinion

In our opinion, except for the effects of the matter described above, the financial statements referred to above present fairly, in all material respects, the financial position of Norvalves AS as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in conformity with IFRS as issued by the IASB.

Bergen (Norway),

June 14, 2021

Forum Revisjon AS

/s/ Eirik Hordvik

___________________

Certified Public accountant

INDEPENDENT AUDITOR'S REPORT

to the members of

Rovac Pte. Ltd.

for the financial year ended 31 December 2020

REPORT ON THE AUDIT OF THE FINANCIAL STATEMENTS

Opinion

We have audited the accompanying financial statements of Rovac Pte. Ltd., which comprise the statement of financial position as of December 31, 2020, and the related statements of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for qualified opinion

As discussed in Note 2.1, the financial statements of Rovac Pte. Ltd. do not include the full comparative financial information as of and for the year ended December 31, 2019, as required under IFRS (IAS 1.38).

Opinion

In our opinion, except for the effects of the matter described above, the financial statements referred to above present fairly, in all material respects, the financial position of Rovac Pte. Ltd. as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in conformity with IFRS as issued by the IASB.

/s/ J. TAN & CO.

J. TAN & CO.

Public Accountants and Chartered Accountants

Singapore, June 6, 2021

REPORT OF INDEPENDENT AUDITORS

Name of Component: Ham-Let Russia LLC

Year end: 2020

Currency: Rub

To: Group Auditor/ Benny Muchtar

We have audited the accompanying financial statements of Ham-Let Russia LLC, which comprise the balance sheet as of December 31, 2020, and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these (consolidated) financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of (consolidated) financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for qualified opinion

The financial statements of Ham-Let Russia LLC do not include the full comparative financial information as of and for the year ended December 31, 2019, as required under IFRS (IAS 1.38).

Opinion

In our opinion, except for the effects of the matter described above, the financial statements referred to above present fairly, in all material respects, the financial position of Ham-Let Russia LLC as of December 31, 2020 and the results of their operations and their cash flows for the year then ended in conformity with IFRS as Issued by the IASB.

Vitalil Galiatkin (acts under the power of attorney No. 6/2021 as of January 13, 2021)

Audit-Universal LLC/Main State Registration Number: 1137746092692

Russia, Moscow, Pyzhevskly side street 5, building No 1, office No 502, post index 119017.

June 14, 2021

Consolidated Statement of Financial Position

		As of December 31, 2020
	Note	US dollars in thousands

ASSETS

CURRENT ASSETS
Cash and cash equivalents	5	17,138
Trade receivables	6	42,291
Other accounts receivables	6	16,012
Inventory	7	84,761
Current tax assets	23	130

Total current assets		160,332

NON-CURRENT ASSETS
Investment in investees		212
Long-term receivables		1,016
Right-of-use assets	8	21,898
Property, plant and equipment	9	47,637
Intangible assets	10	9,643
Deferred taxes	23	3,093

Total non-current assets		83,499

Total assets		243,831

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Financial Position

		As of December 31, 2020

	Note	US dollars in thousands

LIABILITIES

CURRENT LIABILITIES
Loans and borrowings from banks and others	12	29,096
Current maturity of lease liabilities		3,412
Trade payables		33,817
Other trade payables	11	19,841
Liabilities for PUT option		172
Current taxes payable	23	1,804

Total current liabilities		88,142

NON-CURRENT LIABILITIES
Loans from banks	12	43,557
Liabilities in respect of leases		21,796
Employee benefit liabilities	13	3,852
Deferred taxes	23	517

Total non-current liabilities		69,772

Total liabilities		157,864

EQUITY
Share capital	14	4,534
Share premium		25,739
Adjustments arising from translating financial statements of foreign operations		448
Treasury shares		(3,526)
Retained earnings		58,772

Total equity		85,967

Total liabilities and equity		243,831

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of PROFIT OR LOSS

		For the year ended December 31, 2020

	Note	US dollars in thousands (except for per share data)

Revenues from sales	16	202,921
Cost of sales	17	149,071

Gross profit		53,850

Selling and marketing expenses	18	24,456
General and administrative expenses	19	10,802
Research and development expenses	20	5,834
Other income	21	520
Other expenses	21	590

Operating profit		12,688

Finance income	22	24
Finance expenses	22	5,101
The Group’s share of losses of companies accounted for at equity, net		69

Income before taxes on income		7,542

Taxes on income (tax benefit)	23	2,363

Net income attributable to equity holders of the Company		5,179

Net earnings per share attributable to equity holders of the Company (in US dollars)
Basic and diluted net earnings per share	15	0.37

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Comprehensive Income

For the year ended December 31, 2020

US dollars in thousands

Net income	5,179

Items that will not be subsequently reclassified to profit or loss:

Remeasurement of a defined benefit plan	129

Taxes on items that will not be subsequently reclassified to profit or loss	(31)

Total items that will not be subsequently reclassified to profit or loss, net of tax	98

Items that will be reclassified or that are reclassified to profit or loss when specific conditions are met:

Adjustments arising from translating financial statements of foreign operations	2,411

Total items that will be reclassified or that are reclassified to profit or loss, net of tax	2,411

Total other comprehensive income (loss) attributable to equity holders of the Company	2,509

Total comprehensive income attributable to equity holders of the Company	7,688

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of CHANGES IN EQUITY

	Attributable to equity holders of the Company
	Share capital	Share premium	Adjustments arising from translating financial statements of foreign operations	Treasury shares	Retained earnings	Total equity
	US dollars in thousands
For the year ended December 31, 2020

Balance as of January 1, 2020	4,526	22,893	(1,963)	(3,526)	55,690	77,620

Net income	-	-	-	-	5,179	5,179

Other comprehensive income	-	-	2,411	-	98	2,509

Total comprehensive income	-	-	2,411	-	5,277	7,688

Transactions with owners, recorded directly in equity:

Cost of share-based payment	-	-	-	-	651	651
Retained earnings capitalized to share premium	-	2,846	-	-	(2,846)	-
Employee share options exercised	8	-	-	-	-	8

Balance as of December 31, 2020	4,534	25,739	448	(3,526)	58,772	85,967

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Cash Flows

For the year ended December 31, 2020
US dollars in thousands
Cash flows from operating activities
Net income	5,179

Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation of property, plant and equipment	11,132
Amortization of intangible assets	1,283
Finance expenses, net	4,735
Cost of share-based payments	651
Group's share of comprehensive losses of companies accounted for at equity, net	69
Taxes on income	2,363
Increase (decrease) in employee benefit liabilities, net	423
20,656
Changes in asset and liability items:
Increase in inventory	(1,931)
Increase in other accounts receivables and long-term prepaid expenses	(544)
Increase (decrease) in other trade payables	1,983
Decrease (increase) in trade receivables	(4,613)
Increase (decrease) in trade payables	322
Taxes received (paid)	697
(4,086)

Net cash provided by operating activities	21,749

Cash flows for investing activities
Interest received	24
Proceeds from sale of property, plant and equipment	708
Purchase of property, plant and equipment	(12,894)
Repayment of long-term loans	38
Investment in investees	(43)
Investment grants received	2,409

Net cash used in investing activities	(9,758)

Cash flows for financing activities
Receipt of long-term loans from banks and others	9,226
Short-term bank borrowings and loans, net	4,313
Proceeds from exercise of employee options	8
Repayment of long-term loans from banks	(12,995)
Interest paid	(4,284)
Liabilities’ repayment in respect of leasing	(2,656)

Net cash provided by (used in) financing activities	(6,388)
Exchange rate differences on balances of cash and cash equivalents	128

Increase (decrease) in cash and cash equivalents	5,731

Cash and cash equivalents as of the beginning of the year	11,407

Cash and cash equivalents as of the end of the year	17,138

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Cash Flows

For the year ended December 31, 2020
US dollars in thousands
Significant non-cash activities

Purchase of property, plant and equipment on credit	2,990
Investment grant receivable	3,037

The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1: - GENERAL

a.	General description of the Group and its operations

Ham-Let (Israel-Canada) Ltd. (hereinafter - "the Company") is an Israeli resident company incorporated in Israel. The address of the Company's registered office is 1 Hayotzer Street, Ziporit Industrial Zone, Nof Hagalil. The consolidated financial statements of the Group as of December 31, 2020 comprise the financial statements of the Company and its subsidiaries (hereinafter collectively "the Group"). The Group is engaged in the development, manufacturing and marketing of fittings, faucets and valves for control and monitoring industrial systems in a variety of segments and uses for ultra clean gas transportation systems in the microelectronic industry and additional clean industries as well as in development, manufacturing, marketing and sale of process valves, control valves and fittings for the transmission of liquids and gases.

In addition, the Group is engaged in the development and design of systems integrated with Industrial Internet of Things systems in its three operating segments.

The securities of the Company were listed for trading on the Tel-Aviv Stock Exchange until March 31, 2021. As of April 1, 2021, the company is a privately owned company acquired by Ultra Clean Holdings Inc. ("UCT") See Note 26(c) and Note 29.

b.	The Coronavirus

As of the beginning of 2020 the world has been facing an event with macroeconomic consequences, which originated in the spread of the Coronavirus (COVID-19). As of the financial statements approval date, and during the reporting period, the Coronavirus outbreak has not had a material effect on the Company’s business activity.

As of the financial statements approval date, the Company continues to operate while maintaining a continuous work routine and adhering to the relevant guidelines of the relevant entities. At this stage, the Company is unable to estimate the possible future impact of the Coronavirus on its activities and results, as their impact on the Group's activities depends, amongst else, on the extent and scope of the spread of the Coronavirus and the restrictions imposed on the economy as a result. An additional wave of the virus and the deterioration of the crisis, to the extent of a long-term recession, insofar as it happens, naturally might impair the Group's continued operations and lead to a material adverse effect on the Group's segments of operations. For example, these effects may lead, among other things, to significantly impact the volume of demand for the Group's products which will lead to a reduction in sales, affect the price of the raw materials used by the Company, cause delays in collection of payments from customers and more.

c.	Definitions

In these financial statements -

1.	The Company - Ham-Let (Israel-Canada) Ltd.

2.	The Group - The Company and its subsidiaries.

3.	Consolidated subsidiaries - Companies the financial statements of which are fully consolidated, directly or indirectly, with the financial statements of the Company (hereinafter: consolidated subsidiary or subsidiary).

4.	Related parties - Within their meaning in IAS 24 (2009), "Related Party Disclosures".

5.	Interested parties - Within their meaning in Paragraph (1) of the definition of an "interested party" in a corporation in Section 1 of the Securities Law, 1968.

6.	Dollar - US dollar.

NOTE 2: - SIGNIFICANT ACCOUNTING POLICIES

The accounting principles as detailed as follows were used consistently throughout the financial statements, throughout all the periods presented, unless it is noted otherwise.

a.	Basis of presentation of the financial statements

These financial statements have been prepared in accordance with International Financial Reporting Standards (hereinafter: "IFRS").

Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

The Company's financial statements have been prepared on a cost basis, except for:

•	Financial instrument and derivatives measured at fair value through profit or loss;

•	Inventory measured at the lower of cost or net realizable value;

•	Deferred tax assets and liabilities;

•	Employee benefit assets and liabilities.

The Company has elected to present the profit or loss items using the function of expense method.

b.	Comparative financial information

The financial statements of Ham-Let Israel-Canada Ltd. do not include the full comparative financial information as of and for the year ended December 31, 2019, as required under IFRS (IAS 1.38).

c.	The operating cycle

The operating cycle of the Company does not exceed 12 months.

d.	Consolidated financial statements

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group. Significant intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

e.	Business combinations and goodwill

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date.

Direct acquisition costs are carried to the statement of profit or loss as incurred.

Contingent consideration is recognized at fair value on the acquisition date and classified as a financial asset or liability in accordance with IFRS 9. Subsequent changes in the fair value of the contingent consideration are recognized in profit or loss. If the contingent consideration is classified as an equity instrument, it is measured at fair value on the acquisition date without subsequent remeasurement.

Goodwill is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed. If the resulting amount is negative, the acquirer recognizes the resulting gain on the acquisition date.

f.	Functional currency, presentation currency and foreign currency

1.	Functional currency and presentation currency

The presentation currency of the financial statements is the US dollar, which is the functional currency of the Company and most of the subsidiaries.

The Group determines the functional currency of each Group entity, including companies accounted for at equity.

2.	Foreign operations

Assets, including fair value adjustments upon acquisition, and liabilities of an investee which is a foreign operation, are translated at the closing rate at each reporting date. Profit or loss items are translated at average exchange rates for all periods presented. The resulting translation differences are recognized in other comprehensive income (loss).

3.	Transactions, assets and liabilities in foreign currency

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences, other than those capitalized to qualifying assets or accounted for as hedging transactions in equity, are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

4.	Index-linked monetary items

Monetary assets and liabilities linked to the changes in the Israeli Consumer Price Index ("Israeli CPI") are adjusted at the relevant index at each balance sheet date according to the terms of the agreement.

g.	Cash equivalents

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of investment or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Group's cash management.

h.	Short-term deposits

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.

i.	Allowance for doubtful accounts

The allowance for doubtful accounts is determined in respect of specific debts whose collection, in the opinion of the Company's management, is doubtful. Impaired debts are derecognized when they are assessed as uncollectible.

j.	Inventory

Inventory is measured at the lower of cost and net realizable value. The cost of inventory comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and estimated costs necessary to make the sale. The Company periodically evaluates the condition and age of the inventory and makes provisions for slow moving inventory accordingly.

Cost of inventory is determined as follows

Raw and auxiliary materials	-	At cost according to the moving average method.

Work in progress and finished goods	-	Based on the standard cost that reflects the average production cost for the period and includes materials, labor and other direct and indirect manufacturing expenses.

If, in a particular period, production is not in normal capacity, inventory cost does not include fixed overhead costs in excess of that required for normal capacity. Such unallocated overhead costs are recognized as an expense in profit or loss in the period incurred. Furthermore, the inventory cost does not include exceptional cost of materials, labor and others deriving from inefficiency.

k.	Revenue recognition

Revenues from contracts with customers are recognized when the control of the goods or service is transferred to the customer. The transaction price is the amount of consideration expected to be received based on the contract terms, excluding amounts collected in favor of third parties (such as taxes).

In determining the amount of revenue from contracts with customers, the Company evaluates whether it acts as a principal or as an agent in the arrangement. The Company is a principal when the Company controls the promised goods or services before their transfer to the customer. In such circumstances, the Company recognizes revenue in the gross amount of the consideration. In cases where the Company acts as an agent, it recognizes revenue for the net amount of the consideration, after deducting the amount due to the principal.

Revenue from the sale of goods:

Revenue from sale of goods is recognized in profit or loss at the point in time when the control of the goods is transferred to the customer, generally upon delivery of the goods to the customer.

l.	Government grants

Government grants are recognized when there is reasonable assurance that the grants will be received and the Company will comply with the attached conditions and they are initially recognized at fair value.

Government grants received for the purchase of an asset are presented net of the related asset and are recognized in the profit and loss statement on a systematic basis over the useful life of the asset.

m.	Taxes on income

Current or deferred taxes are recognized in profit or loss, except to the extent that they relate to items which are recognized in other comprehensive income or equity.

1.	Current taxes

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability in respect of previous years.

2.	Deferred taxes

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes.

Deferred taxes are measured at the tax rate that is expected to apply when the asset is realized or the liability is settled, based on tax laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is not probable that they will be utilized. Deductible carryforward losses and temporary differences for which deferred tax assets had not been recognized are reviewed at each reporting date and a respective deferred tax asset is recognized to the extent that their utilization is probable.

Taxes that would apply in the event of the disposal of investments in investees have not been taken into account in computing deferred taxes, as long as the disposal of the investments in investees is not probable in the foreseeable future. Also, deferred taxes that would apply in the event of distribution of earnings by investees as dividends have not been taken into account in computing deferred taxes, since the distribution of dividends does not involve an additional tax liability or since it is the Company's policy not to initiate distribution of dividends from a subsidiary that would trigger an additional tax liability.

Deferred taxes are offset if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpayer and the same taxation authority.

n.	Leases

On January 1, 2019, the Company first applied IFRS 16, "Leases" ("the Standard"). The Company elected to apply the provisions of the Standard using the modified retrospective method (without restatement of comparative data).

The accounting policy applied effective from January 1, 2019, is as follows:

The Company accounts for a contract as a lease when the contract terms convey the right to control the use of an identified asset for a period of time in exchange for consideration.

1.	The Group as a lessee

For leases in which the Company is the lessee, the Company recognizes on the commencement date of the lease a right-of-use asset and a lease liability, excluding leases whose term is up to 12 months and leases for which the underlying asset is of low value. For these excluded leases, the Company has elected to recognize the lease payments as an expense in profit or loss on a straight-line basis over the lease term. In measuring the lease liability, the Company has elected to apply the practical expedient in the Standard and does not separate the lease components from the non-lease components, such as: management services, maintenance services, etc., included in a single contract.

Leases which entitle employees to a company car as part of their employment terms are accounted for as employee benefits in accordance with the provisions of IAS 19 and not as subleases.

On the commencement date, the lease liability includes all unpaid lease payments discounted at the interest rate implicit in the lease, if that rate can be readily determined, or otherwise using the Company's incremental borrowing rate. After the commencement date, the Company measures the lease liability using the effective interest rate method.

On the commencement date, the right-of-use asset is recognized in an amount equal to the lease liability plus lease payments already made on or before the commencement date and initial direct costs incurred. The right-of-use asset is measured applying the cost model and depreciated over the shorter of its useful life and the lease term.

Following are the periods of depreciation of the right-of-use assets by class of underlying asset:

	No. of years	Mainly

Land	1-13	13
Vehicles	1-3	3

The Company tests for impairment of the right-of-use asset whenever there are indications of impairment pursuant to the provisions of IAS 36.

2.	Index-linked lease payments

On the commencement date of the lease, the Company uses the existing index rate at the commencement date for the purpose of calculating the future lease payments.

In transactions in which the Company is a lessee, changes in the amount of the future lease payments as a result of a change in the index are discounted (without changing the discount rate applicable to the lease liability) to the carrying amount of the right-of-use asset and are recognized as an adjustment to the carrying amount of the lease liability only when there has been a change in the cash flows resulting from a change in the index (meaning, on the date on which the adjustment of the lease payments is in effect).

3.	Lease extension and termination options

A non-cancellable lease term includes both the periods covered by an option to extend the lease when it is reasonably certain that the extension option will be exercised and the periods covered by a lease termination option when it is reasonably certain that the termination option will not be exercised.

In the event of any change in the expected exercise of the lease extension option or in the expected non-exercise of the lease termination option, the Company remeasures the lease liability based on the revised lease term using a revised discount rate as of the date of the change in expectations. The total change is recognized in the carrying amount of the right-of-use asset until it is reduced to zero, and any further reductions are recognized in profit or loss.

4.	Lease modifications

If a lease modification does not reduce the scope of the lease and does not result in a separate lease, the Company remeasures the lease liability based on the modified lease terms using a revised discount rate as of the modification date and records the change in the lease liability as an adjustment to the right-of-use asset.

If a lease modification reduces the scope of the lease, the Company recognizes a gain or loss arising from the partial or full reduction of the carrying amount of the right-of-use asset and the lease liability. The Company subsequently remeasures the carrying amount of the lease liability according to the revised lease terms, at the revised discount rate as of the modification date and records the change in the lease liability as an adjustment to the right-of-use asset.

o.	Property, plant and equipment

Property, plant and equipment are measured at cost, including directly attributable costs, less accumulated depreciation, accumulated impairment losses and any related investment grants and excluding day-to-day servicing expenses. Cost includes spare parts and auxiliary equipment that are used in connection with fixed assets.

A part of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item is depreciated separately using the component method.

Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:

%

Buildings (excluding the land component)	4
Machinery, equipment and infrastructure systems	6 - 15
Office furniture and equipment	6 - 20
Leasehold improvements	10

The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate. Regarding examination of impairment of property, plant and equipment, see p below.

Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized. An asset is derecognized on disposal or when no further economic benefits are expected from its use. The gain or loss arising from the derecognition of the asset (determined as the difference between the net disposal proceeds and the carrying amount in the financial statements) is included in profit or loss when the asset is derecognized.

p.	Intangible assets

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in profit or loss when incurred.

The Group recognizes goodwill at fair value at the acquisition date in the amount of the consideration transferred less the net amount attributed on the purchase date to the identifiable assets acquired and liabilities assumed.

Intangible assets with a finite useful life are amortized on a straight-line basis over their useful life and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least at each year end.

Intangible assets with indefinite useful lives are not systematically amortized and are tested for impairment annually or whenever there is an indication that the intangible asset may be impaired. The useful life of these assets is reviewed annually to determine whether their indefinite life assessment continues to be supportable. If the events and circumstances do not continue to support the assessment, the change in the useful life assessment from indefinite to finite is accounted for prospectively as a change in accounting estimate and on that date the asset is tested for impairment. Commencing from that date, the asset is amortized systematically over its useful life.

The useful life of intangible assets is as follows:

Years

Brand name	10
Customer relations	8
Technology	5

q.	Impairment of non-financial assets

The Company evaluates the need to record an impairment of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable.

If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit or loss.

An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset's recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.

The following criteria are applied in assessing impairment of these specific assets:

Goodwill in respect of subsidiaries

The Company reviews goodwill for impairment once a year, on December 31, or more frequently if events or changes in circumstances indicate that there is an impairment.

Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill has been allocated. An impairment loss is recognized if the recoverable amount of the cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is less than the carrying amount of the cash-generating unit (or group of cash-generating units). Any impairment loss is allocated first to goodwill. Impairment losses recognized for goodwill cannot be reversed in subsequent periods.

1.	Financial assets

Financial assets are measured upon initial recognition at fair value plus transaction costs that are directly attributable to the acquisition of the financial assets, except for financial assets measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.

The Company classifies and measures debt instruments in the financial statements based on the following criteria:

(a)	The Company's business model for managing financial assets; and

(b)	The contractual cash flow terms of the financial asset

1a)    Debt instruments are measured at amortized cost when:

The Company's business model is to hold the financial assets in order to collect their contractual cash flows, and the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial recognition, the instruments in this category are measured according to their terms at amortized cost using the effective interest rate method, less any provision for impairment.

On the date of initial recognition, the Company may irrevocably designate a debt instrument as measured at fair value through profit or loss if doing so eliminates or significantly reduces a measurement or recognition inconsistency, such as when a related financial liability is also measured at fair value through profit or loss.

1b)    Debt instruments are measured at fair value through profit or loss when:

A financial asset which is a debt instrument does not meet the criteria for measurement at amortized cost or at fair value through other comprehensive income.

After initial recognition, the financial asset is measured at fair value when gains or losses from fair value adjustments are recognized in profit or loss.

2.	Impairment of financial assets

The Company evaluates at the end of each reporting period the loss allowance for financial debt instruments which are not measured at fair value through profit or loss. The Company distinguishes between two types of loss allowance:

(a)	Debt instruments whose credit risk has not increased significantly since initial recognition, or whose credit risk is low - the loss allowance recognized in respect of this debt instrument is measured at an amount equal to the expected credit losses within 12 months from the reporting date (12-month ECLs), or;

(b)	Debt instruments whose credit risk has increased significantly since initial recognition, and whose credit risk is not low - the loss allowance recognized is measured at an amount equal to the expected credit losses over the instrument's remaining term (lifetime ECLs).

An impairment loss of debt instruments measured at amortized cost is carried to profit or loss against a provision.

The Company has short-term financial assets such as trade receivables in respect of which it is allowed to adopt the expedients prescribed in the model, namely, the Company will measure the loss allowance in an amount equal to the expected credit losses throughout the life of the instrument. The Company elected to apply the expedient in respect of these financial assets.

3.	Derecognition of financial instruments

A financial asset is derecognized only when:

(a)	The contractual rights to the cash flows from the financial asset has expired, or

(b)	The Company has transferred substantially all the risks and rewards deriving from the contractual rights to receive cash flows from the financial asset or has neither transferred nor retained substantially all the risks and rewards of the asset but has transferred control of the asset; or

(c)	The Company has retained its contractual rights to receive cash flows from the financial asset but has assumed a contractual obligation to pay the cash flows in full without material delay to a third party.

A transaction involving factoring of accounts receivable and credit card vouchers is derecognized when the abovementioned conditions are met.

If the Company transfers its rights to receive cash flows from an asset and neither transfers nor retains substantially all the risks and rewards of the asset nor transfers control of the asset, a new asset is recognized to the extent of the Company's continuing involvement in the asset. When continuing involvement takes the form of guaranteeing the transferred asset, the extent of the continuing involvement is the lower of the original carrying amount of the asset and the maximum amount of consideration received that the Company could be required to repay (guarantee amount).

4.	Financial liabilities

Financial liabilities measured at amortized cost. Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability, except for financial liabilities measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.

After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest rate method, except for:

a)	Financial liabilities at fair value through profit or loss such as derivatives;

b)	Financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies;

c)	Financial guarantee contracts;

d)	Commitments to provide a loan at a below-market interest rate;

e)	Contingent consideration recognized by an acquirer in a business combination to which IFRS 3 applies.

5.	Derecognition of financial liabilities

A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or cancelled or expires.

A financial liability is extinguished when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.

When there is a modification in the terms of an existing financial liability, the Company evaluates whether the modification is substantial, taking into account qualitative and quantitative information.

If the terms of an existing financial liability are substantially modified or a liability is exchanged for another liability from the same lender with substantially different terms, the modification or exchange is accounted for as an extinguishment of the original liability and the recognition of a new liability. The difference between the carrying amounts of the above liabilities is recognized in profit or loss.

If the modification in the terms of an existing liability is not substantial or if a liability is exchanged for another liability from the same lender whose terms are not substantially different, the Company recalculates the carrying amount of the liability by discounting the revised cash flows at the original effective interest rate and any resulting difference is recognized in profit or loss.

6.	Offsetting financial instruments

Financial assets and financial liabilities are offset, and the net amount is presented in the statement of financial position if there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously. The right of set-off must be legally enforceable not only during the ordinary course of business of the parties to the contract but also in the event of bankruptcy or insolvency of one of the parties. In order for the right of set-off to be currently available, it must not be contingent on a future event, there may not be periods during which the right is not available, or there may not be any events that will cause the right to expire.

r.	Treasury shares

Company shares held by the Company are recognized at cost of purchase and presented as a deduction from equity. Any gain or loss arising from a purchase, sale, issue or cancellation of treasury shares is recognized directly in equity.

s.	Provisions

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that economic resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects part or all of the expense to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense is recognized in the statement of profit or loss net of any reimbursement.

Following are the types of provisions included in the financial statements:

Legal claims

A provision for claims is recognized when the Group has a present legal or constructive obligation as a result of a past event, it is more likely than not that an outflow of resources embodying economic benefits will be required by the Group to settle and a reliable estimate can be made of the amount of the obligation.

t.	Employee benefit liabilities

The Group has several employee benefits plans:

1.	Short-term employee benefits

Short-term employee benefits are benefits that are expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related services. These benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.

2.	Post-employment benefits

The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans.

The Group has defined contribution plans pursuant to section 14 to the Severance Pay Law under which the Group pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods.

Contributions to the defined contribution plan in respect of severance or retirement pay are recognized as an expense when contributed concurrently with performance of the employee's services.

The Group also operates a defined benefit plan in respect of severance pay pursuant to the Severance Pay Law. According to the Law, employees are entitled to severance pay upon dismissal or retirement. The liability for termination of employment is measured using the projected unit credit method. The actuarial assumptions include expected salary increases and rates of employee turnover based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to market yields at the reporting date on high quality corporate bonds that are linked to the Consumer Price Index with a term that is consistent with the estimated term of the severance pay obligation.

In respect of its severance pay obligation to certain of its employees, the Company makes current deposits in pension funds and insurance companies (hereinafter - "the plan assets"). The plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Group's own creditors and cannot be returned directly to the Group.

The liability for employee benefits shown in the statement of financial position reflects the present value of the defined benefit obligation less the fair value of the plan assets.

Remeasurements of the net liability are recognized in other comprehensive income in the period in which they occur.

3.	Other long-term employee benefits

The Group's net obligation for other long-term employee benefits, which is computed based on actuarial assumptions, is for the future benefit due to the employees for service rendered in the current period and in prior periods and taking into account expected salary increases. The amount of these benefits is discounted to its present value. The discount rate is determined by reference at the reporting date to market yields on government bonds whose currency and expiration date are consistent with the terms of the Group's obligation.

Remeasurements of the net liability are recognized in profit or loss in the period in which they occur.

u.	Share-based payment transactions

Equity-settled transactions

Some of the Company's employees are entitled to remuneration in the form of equity-settled share-based payment transactions.

The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using an acceptable option pricing model.

The cost of equity-settled transactions is recognized in profit or loss together with a corresponding increase in equity during the period in which the performance and/or service conditions are to be satisfied and ending on the date on which the relevant employees become entitled to the award (hereinafter - "the vesting period"). The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group's best estimate of the number of equity instruments that will ultimately vest.

No expense is recognized for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether the market condition is satisfied, provided that all other vesting conditions (service and/or performance) are satisfied.

v.	Earnings per share

Earnings per share are calculated by dividing the net income attributable to equity holders of the Company by the weighted number of Ordinary shares outstanding during the period.

Potential Ordinary shares are included in the computation of diluted earnings per share when their conversion decreases earnings per share from continuing operations. Potential Ordinary shares that are converted during the period are included in diluted earnings per share only until the conversion date and from that date in basic earnings per share. The Company's share of earnings of investees is included based on its share of earnings per share of the investees multiplied by the number of shares held by the Company.

w.	Expenses in respect of warranty

The Group provides manufacturer warranty for its products provided that the products are used in accordance with the Company's instructions. Payments received for granting warranty services are in immaterial amounts and therefore the Company does not recognize a provision for warranty. Costs of providing product repair and/or replacement services included in the warranty, if any, are recognized in the statement of profit or loss when the services are provided or the products are actually replaced.

x.	Finance income and expenses

Finance income comprises interest income on funds invested, gains from hedging instruments recognized in profit or loss and exchange rate gains. Interest income is recognized as it accrues, using the effective interest method.

Finance expenses comprise interest expense on loans received, expenses for linkage on loans received, losses on hedging instruments recognized in profit or loss, losses from exchange rate differences, and impairment losses on financial assets except for trade receivables (presented as general and administrative expenses). Borrowing costs which are not capitalized to qualifying assets, are recognized in profit or loss using the effective interest method.

Gains and losses from exchange rate differences on financial assets and liabilities are reported net as finance income or as finance expenses, depending on exchange rate fluctuations.

Interest received is presented in the statements of cash flows under cash flows from investing activities.

Interest paid is presented in the statements of cash flows under cash flows for financing activities.

y.	Disclosure of new IFRS standards in the period prior to their adoption

1.	Annual Improvements to IFRS standards 2018-2020 cycle

In May 2020, the IASB issued amendments to the following standards in the context of the Annual Improvements to IFRS 2018-2020 Cycle. The main amendment which refers to IFRS 9 is as follows:

The amendment to IFRS 9 clarifies which fees an entity must include when it applies the “10% test” described in paragraph B3.3.6 of IFRS 9 when assessing whether the terms of a debt instrument that has been modified or exchanged are substantially different from the terms of the original debt instrument.

The amendment is effective for annual reporting periods beginning January 1, 2022 or after. An early adoption is permitted. The amendment is to be applied to debt instrument that are modified or exchanged commencing from the year in which the amendment is first applied.

2.	Amendment to IAS 1 "Presentation of Financial Statements"

In January 2020 the IASB published the amendment to IAS 1 regarding the classification of liabilities as current or non-current (hereinafter – “the amendment”).

The amendment clarifies the following issues:

•	What is the meaning of an unconditional right to defer the settlement;

•	The right to defer must exist by the end of the reporting date;

•	Classification is not affected by the likelihood that an entity will exercise its right to defer the settlement;

•	Only if a derivative is embedded in a convertible liability is itself an equity instrument, the terms of a liability would not affect its classification.

The amendment will be applied retrospectively for annual reporting periods beginning January 1, 2023 or after. Early application is permitted.

The Company is currently examining the effect of the amendment on its current loan agreements.

3.	Amendment to IFRS 3 "Business Combinations"

In October 2018, the IASB issued an amendment to the definition of a "business" in IFRS 3, "Business Combinations" ("the Amendment").

The Amendment clarifies that in order to meet the definition of a "business", an acquired set of activities and assets must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output. The Amendment also clarifies that a business can exist without including all of the inputs and processes necessary to create outputs. The Amendment includes an optional concentration test that permits a simplified assessment of whether an acquired set of activities and assets is not a business, with no need for other assessments.

The Amendment is to be applied to business combinations and asset acquisitions for which the acquisition date is on or after January 1, 2020.

The initial application of the Amendment did not have a material effect on the Company's financial statements but it may have an effect on the assessment of the definition of a "business" for acquisitions completed after January 1, 2020.

4.	Amendments to IAS 8, "Changes in accounting policies and corrections of error"

On 12 February 2021, the International Accounting Standards Board (the IASB or the Board) issued amendments to IAS 8 Accounting Policies, Changes to Accounting Estimates and Errors, in which it introduces a new definition of ‘Accounting estimates’. The amendments are designed to clarify the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors.

The amendments become effective for annual reporting periods beginning on or after 1 January 2023 and apply to changes in accounting policies and changes in accounting estimates that occur on or after the start of that period. Earlier application is permitted.

NOTE 3: - SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

a.	Estimates and assumptions

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

-	Impairment of goodwill

The Group reviews goodwill for impairment at least once a year. This requires management to make an estimate of the projected future cash flows from the continuing use of the cash-generating unit (or a group of cash-generating units) to which the goodwill is allocated and also to choose a suitable discount rate for those cash flows.

-	Provision for impairment of inventories

Inventories are calculated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale as known as of the date of the financial statements. Provisions for impairment of inventory are recognized while taking into account the Group's expectation of full realization of inventories in the coming years.

b.	Capital management - objectives, procedures and processes

The management's policy is to maintain a strong capital base in order to improve the Company's ability to continue its operations and generate profits for its shareholders, other stakeholders' benefits such as credit providers and employees, and to support future business development. The Board monitors the return on capital that the Company defines as net operating income divided by total share capital. The Board also monitors the amounts of dividends distributed to shareholders. The Company and its subsidiaries are subject to external capital requirements as described in Note 12c.

The management strives to maintain a balance between high yields, possible to achieve by maintaining high debt levels, to the existing security and benefits in a strong capital base.

Below is the Group's debt to equity ratio:

As of December 31, 2020
US dollars in thousands

Total liabilities	157,864
Less - cash and cash equivalents	17,138

Net debt	140,726

Total equity	85,967

Debt to equity ratio	164%

NOTE 4: - OPERATING SEGMENTS

a.	General

The Group has three reportable segments, as described below, which are the Group's strategic business units.

The strategic business units offer different products and services and are managed separately for the purpose of allocating resources and evaluation of performance. For each of the strategic business units, the Group's chief operating decision maker ("CODM") reviews the internal management reports.

The accounting policies of the reportable segments are the same as described in Note 2 regarding significant accounting policies.

The reportable segments are presented in the financial statements as follows:

•	Process industry products - development, manufacturing, marketing and sale of fittings, faucets and valves for industrial control, monitoring and transmission systems as well as development, designing and manufacturing systems and integration of sensors and IIOT systems in these products to customers in this operating segment.

•	Ultra-clean products – development, manufacturing, marketing and sale of fittings, faucets and valves for ultra clean gas transportation systems in the microelectronic industry and additional ultra-clean industries as well as development, designing and manufacturing systems and integration of sensors and IIOT systems in these products to customers in this operating segment.

•	Flow control products - development, manufacturing, marketing and sale of process valves, control valves and fittings for the transportation of liquids and gases, as well as development, designing and manufacturing of systems and integration of IIOT systems in these products to customers in this operating segment.

Segment income is measured based on operating income as included in reports that are regularly reviewed by the CODM. This information is used to measure segment results as management believes that such information is the most relevant in evaluating the results. Segment results reported to the CODM include items directly attributable to a segment on a reasonable basis.

b.	Reporting of operating segments

	For the year ended December 31, 2020
	Ultra- clean products	Process industry products	Flow control products	Total
	US dollars in thousands

Revenues from external parties	69,956	88,745	44,220	202,921
Segment income	5,664	5,325	1,699	12,688

Net finance expenses				5,077
The Group’s share of losses of companies accounted for at equity, net				69
Income before taxes				7,542

Additional information:
Depreciation and amortization	3,903	6,704	1,808	12,415

c.	Entity level disclosures

Information on products

The Group's revenues from external parties in respect of each group of similar products are as follows:

For the year ended December 31, 2020
US dollars in thousands
Revenues from external parties

Fittings	60,792
Faucets	25,861
Equipment for pipe transportation and electric wiring	2,092
Total process industry products	88,.745

Fittings	26,697
Faucets	24,278
Systems	18,981
Total ultra-clean products	69,956

Faucets to use for deep sea drilling	2,587
Test and control systems	8,003
Automatic control faucets	33,630
Total flow control products	44,220

202,921

d.	Information on geographical segments

Revenues from sales by geographical areas based on the geographical location of customers (export destinations) are as follows:

	For the year ended December 31, 2020
	Ultra- clean products	Process industry products	Flow control products	Total
	US dollars in thousands
Geographic segmentation
North America	12,668	18,635	-	31,303
Europe	32,382	27,010	2,587	61,979
China	5,048	15,734	-	20,782
The Far East (except China)	18,894	20,862	41,633	81,389
Israel	859	3,860	-	4,719
Others	105	2,644	-	2,749
Revenues from external parties	69,956	88,745	44,220	202,921

For the year ended December 31, 2020
US dollars in thousands
Revenues from external parties
North America	31,303
Europe	61,979
China	20,782
The Far East (except China)	81,389
Israel	4,719
Others	2,749
202,921

Non-current assets according to geographical areas based on the geographical location of the assets:

Non-current assets
As of December 31, 2020 (*)
US dollars in thousands

Israel	44,265
Europe	6,773
China	17,001
The Far East (except China)	10,549
Others	1,606
80,194

(*) Include property, plant and equipment and intangible assets.

NOTE 5: - CASH AND CASH EQUIVALENTS

As of December 31, 2020
US dollars in thousands

Cash for immediate withdrawal	17,138
17,138

NOTE 6: - TRADE RECEIVABLES AND OTHER ACCOUNTS RECEIVABLES

As of December 31, 2020
US dollars in thousands
Trade receivables
Open accounts	44,246
Less - allowance for doubtful accounts	(1,955)
42,291
Other receivables
Government authorities (a)	3,525
Deposits	1,789
Investment grants receivable (b)	3,421
Indemnification asset (c)	1,000
Prepaid expenses	1,427
Accrued income (d)	1,952
Advances to suppliers	1,245
Other	1,653
16,012

The Group's exposure to credit risk and currency risk and a sensitivity analysis of financial assets are disclosed in Note 25 regarding financial instruments.

During the reporting period, the Company contracted with a banking corporation that provides factoring services (a financial service based on the acquisition of a current commercial debt of customers). In accordance with the agreement, the Company assigned to the banking corporation non-recourse debts of customers, when the credit risk for non-payment of the customer debts was transferred from the Company. As a result, as of December 31, 2020, the Company deducted a sum of US 9 million dollars from the balance of trade receivables.

(a)	As of December 31, 2020, the balances of government authorities a total of US 1.2 million dollars in respect of tax restitution.

(b)	See Note 9(3).

(c)	As part of the acquisition of the Chinese company, the sellers undertook to provide full and unconditional indemnification for any violation of presentations and for specific contingencies identified in the context of a due diligence study, mainly relating to potential exposures in respect of employee rights and corporate tax.

The Chinese company's financial statements on the acquisition date include provisions for the above contingencies and for asset write downs totaling US 7.6 million dollars which the Company, based on its legal counsel, believes give rise to an indemnification right. The Company recognized at the acquisition date an indemnification asset receivable in respect of said indemnification arrangement in the amount of US 1 million dollars.

(d)	As of December 31, 2020, the accounts receivable are in respect of the fixed assets in China.

NOTE 7: - INVENTORies

As of December 31, 2020
US dollars in thousands

Raw and auxiliary materials	22,075
Work in process	17,583
Finished goods	45,103
84,761

As for impairment of inventories recognized in cost of sales, see Note 17.

NOTE 8: - LEASES

Disclosures for leases in which the Company acts as a lessee

The Company has entered into leases of buildings, machinery and equipment, vehicles etc., which are used for the Company's current operations.

Leases of buildings have lease periods of 1 to 13 years whereas vehicle lease agreements have lease periods of 1 to 3 years.

Some of the Company’s lease agreements include extension and/or termination options and variable lease payments.

1.	Information on leases

For the year ended December 31, 2020
US dollars in thousands
Interest expense on lease liabilities	993
Total cash outflow for leases	3,649

2.	Disclosures in respect of right-of-use assets

	Land and Buildings	Vehicles	Total
Cost
Balance as of January 1, 2020	25,561	1,318	26,879
Additions during the year:
Additions to right-of-use assets in respect of new leases in the period	237	1,314	1,551
Adjustments arising from translating financial statements of foreign operations	356	8	364
Disposals during the year:
Terminated leases	(107)	(389)	(496)
Adjustments in respect of lease modifications	(120)	-	(120)
Balance as of December 31, 2020	25,927	2,251	28,178

Accumulated depreciation
Balance as of January 1, 2020	2,718	503	3,221
Additions during the year:
Depreciation and amortization	2,730	719	3,449
Adjustments arising from translating financial statements of foreign operations	125	7	132
Disposals during the year:
Terminated leases	(107)	(389)	(496)
Adjustments in respect of lease modifications	(26)	-	(26)
Balance as of December 31, 2020	5,440	840	6,280

Depreciated cost as of December 31, 2020	20,487	1,411	21,898

3.	An analysis of maturity dates of lease liabilities:

US dollars in thousands

2021	3,412
2022	3,136
2023	2,776
2024	2,443
2025 and thereafter	13,491
25,208

4.	The monthly rent in respect of the industrial buildings in Ziporit Ind. Park that are used by the Company and its subsidiary, H.T.C, is US 140 thousand dollars linked to the CPI. The rent contract is until March 31, 2032, and the Company was provided several dates on which it can decide not to continue the rent term (the nearest exit date is April 30, 2022).

The Company included in the calculation the lease agreement’s extension options.

5.	The Company has lease agreements for vehicles for a period of less than 12 months, as well as lease agreements for low-value office equipment. For these leases, the Company applies the relief granted in the standard and recognizes lease costs as an expense on a straight-line basis over the lease period.

NOTE 9: - PROPERTY, PLANT AND EQUIPMENT

	Machinery, equipment and infrastructure systems	Office furniture and equipment	Vehicles	Land and buildings (2)	Leasehold improvements	Total
	US dollars in thousands
Cost net of investment grants
Balance as of December 31, 2019	95,001	9,742	153	3,435	12,261	120,592

Movement in 2020:
Additions	8,217	928	29	7,717	301	17,192
Investment grants	(2,661)	(248)	-	-	(128)	(3,037)
Disposals	(60)	(8)	(13)			(81)
Effect of changes in exchange rates	666	197	10	686	10	1,569

Balance as of December 31, 2020	101,163	10,611	179	11,838	12,444	136,235

Accumulated depreciation
Balance as of December 31, 2019	65,312	7,368	108	391	7,249	80,428

Movement in 2020:
Additions	5,794	979	41	51	818	7,683
Disposals	(60)	(8)	(13)	-	-	(81)
Effect of changes in exchange rates	451	142	8	39	6	646

Balance as of December 31, 2020	71,497	8,481	144	481	8,073	88,676

Depreciated cost as of December 31, 2020	29,666	2,130	35	11,357	4,371	47,559

Payments on account of Property, plant and equipment						78
						47,637

Investment grants deducted from costs
As of December 31, 2020 (3)	17,913	1,072	-	-	947	19,932

As for liens, see Note 27

1.	Purchase of property, plant and equipment on credit

Purchases of property, plant and equipment in 2020 that have not yet been paid in cash as of December 31, 2020 amount to US 2,990 thousand dollars.

2.	Details on land rights used as property, plant and equipment by the Group:

The consolidated subsidiary in the Netherlands has freehold property rights. The property serves as the manufacturing plant of the consolidated subsidiary.

Until December 2018, the Chinese subsidiary owned a production facility used for manufacturing and operational purposes.

In December 2018, the ownership to the production facility was transferred to the Chinese authorities. See Note 26 (a).

3.	Investment grants

In April 2018, the Company submitted a request to the IIA to approve an investment program for the expansion of the Company's Israeli enterprise under the grants track in the amount of NIS 55 million (US 13 million dollars). The IIA approved the request in January 2020 and during the reporting period the Company has completed its investments in the framework of the program.

The grants are at the rate of 20% of the total scope of the Company's investments and are subject to compliance with the terms of the letter of approval. The management of the Company believes that it complies with the required terms of the letter of approval and recognized the grants receivable in its financial statements accordingly. As of the date of the financial statements, the grants in respect of the said program have not been received yet.

During the reporting period grants in the amount of US 2.4 million dollars were received in respect of the previous investment program.

NOTE 10: - INTANGIBLE ASSETS

a.	Intangible assets

	Customer relations	Order backlog	Goodwill	Brand name	Technology	Total
	US dollars in thousands
Cost
Balance as of December 31, 2019	6,645	538	5,018	724	2,684	15,609

Movement in 2020:
Effect of changes in exchange rates	380	22	356	67	6	831

Balance as of December 31, 2020	7,025	560	5,374	791	2,690	16,440

Amortization
Balance as of December 31, 2019	2,924	538	198	677	881	5,218

Movement in 2020:
Amortization for the year	704	-	-	45	534	1,283
Effect of changes in exchange rates	199	22	-	67	8	296

	3,827	560	198	789	1,423	6,797

Net book value
As of December 31, 2020	3,198	-	5,176	2	1,267	9,643

Amortization expenses

The amortization expenses of intangible assets are all classified in selling and marketing expenses in profit or loss.

b.	Impairment testing for a cash-generating unit containing goodwill

The Company's books include goodwill totaling US 2,109 thousand dollars arising from the acquisition of the Dutch subsidiary in 2010. The impairment testing was determined by discounting the future cash flows that will derive from the continuing use of the cash-generating unit with the help of an independent valuation expert according to which no impairment was recognized. The value of the cash-generating unit according to the calculation was estimated at € 6,920 thousand (US 8,489 thousand dollars). This value exceeds the net carrying amount attributable to the unit which is € 5,453 thousand (approximately US 6,690 thousand dollars).

The valuation was based on the following assumptions:

1.	Estimated cash flows based on actual operating results in 2020, the budget for 2021 and the Group's plans for future years (2025 as the representative year).

2.	The Company's revenues as included in the projected cash flows were estimated based on the Company's budget for 2021 based on the order backlog and steps taken by the Company, adjusted by the valuation expert to the economic conditions in the Company's operating environment and a growth rate of 14% and 13% for 2021 and 2022, respectively. In the representative year, a fixed growth rate of 2% was determined based on the management's estimate.

3.	A pre-tax discount rate of 17% was used in calculating the recoverable amount of the cash-generating unit. The estimated discount rate was based on the estimated risk inherent in the cash-generating unit's operation.

4.	The gross profit margin in the representative year is 25%.

The Company's books include goodwill totaling US 2,798 thousand dollars arising from the acquisition of the Chinese subsidiary in 2016. The impairment testing was determined by discounting the future cash flows that will derive from the continuing use of the cash-generating unit with the help of an independent valuation expert according to which no impairment was recognized. The value of the cash-generating unit as per said calculation was estimated at RMB 112,426 thousand (US 17,191 thousand dollars). This value exceeds the net book value attributable to the unit which is RMB 41,555 thousand (US 6,354 thousand dollars).

The valuation was based on the following assumptions:

1.	Estimated cash flows based on actual operating results in 2020, the budget for 2020 and the Group's plans for future years (2026 as the representative year).

2.	The Company's revenues as included in the projected cash flows were estimated based on the Company's budget for 2021 based on the order backlog and steps taken by the Company, adjusted by the valuation expert to the economic conditions in the Company's operating environment and a growth rate for of 58% and 25% for the years of 2021 and 2022, respectively. In the representative year, a fixed growth rate of 3% was determined based on the management's estimate.

3.	A pre-tax discount rate of about 15% was used in calculating the recoverable amount of the unit. The estimated discount rate was based on the estimated risk inherent in the cash-generating unit's operation.

4.	The gross profit margin in the representative year is 39%.

NOTE 11: - OTHER trade PAYABLES

As of December 31, 2020
US dollars in thousands

Liabilities for wages and salaries	8,029
Accrued vacation	1,668
Advances from customers	2,436
Liability for sales commissions	1,007
Accrued expenses and other payables	6,674

19,841

NOTE 12: - LOANS AND BORROWINGS FROM BANKS AND OTHERS

		Interest rate as of December 31,	As of December 31, 2020
		2020
	Linkage	%	US dollars in thousands
Current liabilities to banks and others:

Current maturities of long-term loans	US$	3.8-5.09	8,771
Current maturities of long-term loans	US$	Libor+2.05-2.95	5,299
Current maturities of long-term loans	Euro	2.05-3.9	621
Current maturities of long-term loans	SGD	3	151

Short-term loans	US$	3.68-3.71	626
Short-term loans	US$	Libor+2.4-2.75	8,000
Short-term loans	Euro	Libor+2.65	1,227
Short-term loans	Euro	0.25-3.5	1,738
Short-term loans	KRW	Korean Prime (*) + 2.53-3.16	803
Short-term loans	SGD	3.36-3.4	43
Short-term loans	RMB	4.59	1,529
Overdraft	Euro		288
			29,096
Non-current liabilities to banks
a. Composition:

Loans in US$		3.8-5.09	34,507
Loans in US$		Libor+2.05-2.95	22,360
Loans in Euro		2.05-3.9	826
Loans in SGD		3	706
Less - current maturities			(14,842)
			43,557
b. Loan maturity dates:

Second year			14,848
Third year			14,549
Fourth year			9,445
Fifth year and thereafter			4,715
			43,557
As of December 31, 2020, the rate of the Libor is 0.233% (*) Korean bank interest for 6 months.

c.	Contractual restrictions and financial covenants

As security for liabilities to various banks in the amount of US 68.5 million dollars, the Company pledged to comply with financial covenants including the following:

1.	The amount of the Company's tangible equity (*) shall not be less than 25% of total balance sheet at any time (based on the Company's consolidated financial statements).

2.	The ratio of net financial debt (*) to the Company's operating profit before depreciation and amortization (EBITDA) will not exceed 3.5 at any time (based on the Company's consolidated financial statements).

As of the date of the Company's consolidated financial statements, the Company meets the abovementioned financial covenants.

(*)	"Tangible equity" and "net financial debt" as these terms are defined in the financial covenants with the banks.

d.	The Group's exposure to credit risk, interest rate risk and currency risk and an analysis of sensitivity of financial assets are detailed in Note 25 below regarding financial instruments.

As for liens and collaterals, see Note 27.

NOTE 13: - EMPLOYEE BENEFIT LIABILITIES

Employee benefits consist of short-term benefits and post-employment benefits.

Post-employment benefits

According to the labor laws and Severance Pay Law in Israel, the Company is required to pay compensation to an employee upon dismissal or retirement or to make current contributions in defined contribution plans pursuant to section 14 to the Severance Pay Law, as specified below. The Company's liability is accounted for as a post-employment benefit. The computation of the Company's employee benefit liability is made according to the current employment contract based on the employee's salary and employment term which establish the entitlement to receive the compensation.

The post-employment employee benefits are normally financed by contributions classified as defined benefit plan or as defined contribution plan, as detailed below.

1.	Defined contribution plans

Section 14 to the Severance Pay Law, 1963 applies to part of the compensation payments, pursuant to which the fixed contributions paid by the Group into pension funds and/or policies of insurance companies release the Group from any additional liability to employees for whom said contributions were made. These contributions and contributions for benefits represent defined contribution plans.

For the year ended December 31, 2020
US dollars in thousands

Expenses in respect of defined contribution plans	898

2.	Defined benefit plans

The Group accounts for that part of the payment of compensation that is not covered by contributions in defined contribution plans, as above, as a defined benefit plan for which an employee benefit liability is recognized and for which the Group deposits amounts in central severance pay funds and in qualifying insurance policies.

NOTE 14: - EQUITY

a.	Composition of share capital

As of December 31, 2020
Number of shares
Authorized (nominal NIS)

Ordinary shares of NIS 1 par value each	50,000,000

Issued and outstanding (nominal NIS): (*)

Ordinary shares of NIS 1 par value each	14,516,932

(*)	Including treasury shares - see Note 14d below.

b.	The Ordinary shares, excluding treasury shares (see Note 14d below), grant their owners the right to participate in the Company's current earnings and in the distribution of assets at the time of liquidation, in proportion to their par value.

c.	Share-based payments

1.	On November 26, 2019, the Company's Board of Directors decided to adopt an option plan for Company’s CEO. On January 30, 2020, the allocation of the options was carried out.

The plan consists of the following:

Allotment of 100,000 (non-tradable) options that are exercisable for up to 100,000 shares in three equal annual portions of 33,333 options each as detailed as follows.

a.	The vesting periods of the options shall be as follows: the first portion will be exercisable as of the end of one year from the date of the actual allotment; The second portion of the options will be exercisable as of the end of two years from the date of the actual allotment; and the third portion of the options will be exercisable as of the end of three years from the date of the actual allotment. Notwithstanding the aforesaid, at the end of employment of the option holder by the Company for any reason, the options that would have vested by that date had the vesting period been on a quarterly basis will vest.

b.	The exercise period of each portion is two years commencing on the vesting date of the relevant portion. If the officer terminates his service in the Company, he may exercise the options that have not been exercised yet and are exercisable within 90 days. In the event of change of control, the Company's Board, may decide on partial acceleration.

c.	The exercise price of each option is NIS 67.61. However, the exercise price will not be paid to the Company but will be used only to determine the bonus component resulting from the options exercised and the number of shares derived from it. The difference between the opening price of the Company's share on the stock exchange on the exercise date and the exercise price will be calculated on the exercise date. This difference multiplied by the number of exercised options will be referred to hereinafter as "the bonus". The Company will allocate to the employee who exercises his options, shares that represent the results of dividing the bonus by the opening price of the Company's shares on the stock exchange on the exercise date. Fractions will be rounded up to the nearest number. The employee will only pay the par value of the shares for the allotment.

In addition, the options are subject to several adjustments in the event of dividend distribution, distribution of bonus shares and rights issues.

The fair value of the options allotted on that date was determined according to the "Black & Scholes" model, amounting to US 505 thousand dollars. This value was calculated based on the following parameters: 1) share price of NIS 67; 2) expected volatility (weighted average) of 32.34%-34.37%; 3) risk-free interest rate of 0.26%-0.48%; 4) the expected life of the options (weighted average expected life) of 4 years. The fair value was also calculated assuming that the options will only be exercised shortly before they expire.

2.	On May 26, 2020, the Company's Board decided to carry out an allotment of 50,000 (non-tradable) options to 7 employees and officers of the Company and the subsidiaries. On June 30, 2020, the allotment was executed.

The plan consists of the following:

a.	Allotment of 50,000 (non-tradable) options that are exercisable for up to 50,000 shares in three equal annual portions of 16,666 options each as detailed as follows.

b.	The vesting periods of the options shall be as follows: the first portion will be exercisable as of the end of one year from the date of the actual allotment; The second portion of the options will be exercisable as of the end of two years from the date of the actual allotment; and the third portion of the options will be exercisable as of the end of three years from the date of the actual allotment. Notwithstanding the aforesaid, at the end of employment of the option holder by the Company for any reason, the options that would have vested by that date had the vesting period been on a quarterly basis will vest.

c.	The exercise period of each portion is two years commencing on the vesting date of the relevant portion. If the officer terminates his service in the Company, he may exercise the options that have not been exercised yet and are exercisable within 90 days. In the event of change of control, the Company's Board, may decide on partial acceleration.

d.	The exercise price of each option is NIS 56.81. However, the exercise price will not be paid to the Company but will be used only to determine the bonus component resulting from the options exercised and the number of shares derived from it. The difference between the opening price of the Company's share on the stock exchange on the exercise date and the exercise price will be calculated on the exercise date. This difference multiplied by the number of exercised options will be referred to hereinafter as "the bonus". The Company will allocate to the employee who exercises his options, shares that represent the results of dividing the bonus by the opening price of the Company's shares on the stock exchange on the exercise date. Fractions will be rounded up to the nearest number. The employee will only pay the par value of the shares for the allotment.

In addition, the options are subject to several adjustments in the event of dividend distribution, distribution of bonus shares and rights issues.

The fair value of the options allotted on that date was determined according to the "Black & Scholes" model, amounting to US 274 thousand dollars. This value was calculated based on the following parameters: 1) share price of NIS 57.70; 2) expected volatility (weighted average) of 40.13%-44.37%; 3) risk-free interest rate of 0.23%-0.41%; 4) the expected life of the options (weighted average expected life) of 4 years. The fair value was also calculated assuming that the options will only be exercised shortly before they expire.

3.	The composition of options:

Date of approval of option plan	Optionees	Number of outstanding options	Exercise price as of December 31, 2020 NIS	Exercise price as of December 31, 2020
				US$

December 30, 2015	Company CEO	100,000	24.72	7.54
January 2, 2017	Employees, officers and consultants	40,666	54.93	17.09
January 2, 2017	Company CEO	100,000	54.93	17.09
December 7, 2017	Officer and employee	3,332	66.11	20.56
January 25, 2018	Officer	30,000	77.21	24.02
September 17, 2018	Officer and employees	40,000	101.50	31.57
March 27, 2019	Officers	50,000	73.49	22.86
April 18, 2019	Officers and consultant	35,000	81.74	25.42
November 26, 2019	Company CEO	100,000	67.61	21.03
May 26, 2020	Officers and employees	50,000	56.81	17.67

In the reporting year, the Company recorded salary expenses of US 650 thousand dollars for the grants of the above options.

4.	Movement in the options:

Number of options
2020

Balance as of January 1	496,332
Granted during the year	150,000
Forfeited during the year	(26,001)
Exercised during the year	(71,332)

Total options outstanding as of December 31	548,999

Total options exercisable as of December 31	318,993

Average remaining life of outstanding options (years)	1.52

Average price of outstanding options (in US dollars)	16.38

5.	On March 27, 2020, a decision was made to extend the exercise date of options whose expiration date was until June 2020 till December 27, 2020. The effect of the above change in the amount of US 79 thousand dollars was included in the results of the reporting year.

d.	Treasury shares

The reserve for treasury shares comprises the cost of the Company's shares held by the Group.

In 2008, the Company's Board decided to approve a line for repurchasing of the Company's shares that are traded on the Tel Aviv Stock Exchange in the sum of up to NIS 25 million.

Any such repurchase of shares will be done from time to time by the Company and/or through its subsidiary, at the discretion of the Company's management or of any other entity authorized by the Company.

The cost of repurchase of the Company's shares as aforementioned is recorded directly in equity. Until December 31, 2008, the Company repurchased 448,051 of its shares at a total cost of US 3,526 thousand dollars. The share repurchases had no effect on taxes.

The Group did not repurchase any more shares of the Company during 2009-2020. See note 29 regarding cancellation of the treasury shares after the balance sheet date.

e.	Translation reserve from foreign operations

The translation reserve comprises all foreign currency differences arising from translating financial statements of foreign operations.

f.	Capitalization of retained earnings to share premium

On December 8, 2019, October 4, 2020 and December 27, 2020, the Company capitalized a total of US 938 thousand dollars, US 1,603 thousand dollars and US 1,243 thousand dollars, respectively, from tax-exempt earnings to share premium, to meet the standard conditions detailed in the updated letter of approval of the IIA, as part of the investment program under the grants track pursuant to the Law for the Encouragement of Capital Investments, 1959.

NOTE 15: - EARNINGS PER SHARE

Basic and diluted earnings per share (*)

The calculation of basic earnings per share as of December 31, 2020 was based on the income attributable to ordinary shareholders in the amount of US 5,179 thousand dollars, divided by the weighted average number of Ordinary shares calculated as follows:

For the year ended December 31, 2020
US dollars in thousands

Income attributable to ordinary shareholders	5,179

Number of shares
2020
Weighted average number of ordinary shares:
Balance as of January 1	14,043,817
Effect of options exercised into shares	3,932

Weighted average number of ordinary shares used to calculate basic earnings per share	14,047,749

(*)	The effect of the employee options on the calculation of the diluted earnings per share is immaterial in all the reporting periods.

NOTE 16: - REVENUES FROM SALES

For the year ended December 31, 2020
US dollars in thousands

Sales in Israel	4,719
Sales abroad	198,202
202,921

NOTE 17: - COST OF SALES

For the year ended December 31, 2020
US dollars in thousands

Consumption of parts and materials	62,983
Wages, salaries and related expenses	32,020
Share-based payments	97
Subcontractors	14,874
Auxiliary materials	4,557
Rent	164
Plant maintenance	6,364
Other manufacturing expenses	12,723
Depreciation and amortization	9,213
Purchase of finished goods	8,958
Changes in inventories of products in process and finished products	(4,053)
Changes in provision for impairment of inventory	1,171
149,071

(*) Restated

NOTE 18:- SELLING AND MARKETING EXPENSES

For the year ended December 31, 2020
US dollars in thousands

Wages, salaries and related expenses	13,330
Share-based payments	47
Advertising and marketing	591
Shipping and insurance	4,073
Professional fees	2,872
Rent and building maintenance	858
Depreciation and amortization	2,293
Other selling and marketing expenses	392
24,456

NOTE 19: - GENERAL AND ADMINISTRATIVE EXPENSES

For the year ended December 31, 2020
US dollars in thousands

Wages, salaries and related expenses	5,208
Share-based payments	523
Professional fees	1,959
Office maintenance	1,812
Doubtful accounts and bad debts	234
Depreciation and amortization	784
Other general and administrative expenses	282
10,802

NOTE 20: - NET RESEARCH AND DEVELOPMENT EXPENSES

For the year ended December 31, 2020
US dollars in thousands

Wages, salaries and related expenses	4,412
Share-based payments	(17)
Depreciation and amortization	125
Other expenses	1,314
5,834

NOTE 21: - OTHER EXPENSES (INCOME)

For the year ended December 31, 2020
US dollars in thousands

Expenses in respect of previous years	149
Income in respect of previous years (a)	(520)
Expenses in respect of the merger transaction (b)	121
Expenses in respect of establishing a production line	320

70

(a) Income due to tax restitution in respect of previous years.

(b) See Note 26.

NOTE 22: - FINANCE INCOME AND EXPENSES

For the year ended December 31, 2020
US dollars in thousands

Interest income from banks deposits	24

Finance income recognized in profit or loss	24

Interest expenses on financial liabilities measured at amortized cost	3,100
Lease interest expenses	993
Net loss from exchange rate differences	236
Other finance expenses	772
Finance expenses recognized in profit or loss	5,101
Net finance expenses recognized in profit or loss	5,077

NOTE 23: - TAXES ON INCOME

a.	Tax laws applicable to the Group companies

1.	Corporations in Israel:

The Law for the Encouragement of Capital Investments, 1959 (hereinafter: "the Law")

According to the Law, the Company and an Israeli subsidiary are entitled to various tax benefits by virtue of the "approved enterprise" and "beneficiary enterprise" status granted to part of their enterprises, as implied by this Law. The principal benefits by virtue of the Law are:

Tax benefits and reduced tax rates

Grants track

The Company has investment plans according to which it is entitled to investment grants of 20%.

Tax benefits track

The Company and a subsidiary in Israel have many investment programs recognized as approved enterprises under the Law. The investments in these programs have been completed, approval has been received from the Investment Center and the benefit period in their respect has ended.

The Company and a subsidiary in Israel have an investment program which has been recognized as a beneficiary enterprise under section 51 of the Law. The income from the beneficiary enterprise is tax-free for ten years from 2006 in the subsidiary and from 2007 in the Company. In 2011, the Company chose to apply Amendment 68 to the Law.

Companies that own an approved or beneficiary enterprise and distribute dividends out of tax exempt profits will be liable to pay corporate tax on the amount of the dividend distributed in the tax year in which it is distributed at the rate that would have applied to it according to the Law had the income not been tax exempt.

Conditions for the entitlement to the benefits

The above benefits are conditional upon the fulfillment of the conditions stipulated by the Law, regulations published thereunder and the letters of approval for the investments in the approved enterprises, as above. Non-compliance with the conditions may cancel all or part of the benefits and refund of the amount of the benefits, including interest. The managements believe that the companies are meeting the aforementioned conditions.

Amendment to the Law for the Encouragement of Capital Investments, 1959 (Amendment 73)

In December 2016, the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 which includes Amendment 73 to the Law for the Encouragement of Capital Investments (hereinafter - "the Amendment") was published. According to the Amendment, a preferred enterprise located in development area A will be subject to a tax rate of 7.5% instead of 9% effective from January 1, 2017 and thereafter (the tax rate applicable to preferred enterprises located in other areas remains at 16%).

The Law for the Encouragement of Industry (Taxation), 1969

The Company and the subsidiary in Israel (hereinafter: "the companies") have the status of an "industrial company" status, as defined by this law, 1969. According to this status, the companies are entitled to claim a deduction of accelerated depreciation on equipment used in industrial activities, as determined in the regulations by virtue of the Income Tax (Inflationary Adjustments) Law, and amortization of knowhow used to develop the enterprise for 8 years. In addition, since the 1999 tax year, the companies file consolidated tax returns as "industrial companies".

2.	Consolidated subsidiaries outside of Israel

Consolidated subsidiaries which were incorporated outside of Israel are subject to tax under the tax laws in their countries of residence.

b.	Tax rates applicable to the Group

The Israeli corporate income tax rate was 23% in 2020.

The tax rates applicable to subsidiaries whose contribution to income before tax is material are: a consolidated subsidiary in England - a tax rate of 19%, and a consolidated subsidiary in the United States - a tax rate of 21%.

c.	Final tax assessments

The Company and the subsidiary in Israel have received tax assessments that are deemed final up to and including the 2018 tax year.

The subsidiary in Korea was issued final tax assessments up to and including 2014. The subsidiaries in Canada, Russia, Germany, England and the Netherlands were issued final tax assessments up to and including 2015. The subsidiaries in the United States, Norway and Singapore were issued final tax assessments up to and including 2019. The Chinese subsidiaries have not been issued final tax assessments since their incorporation.

d.	Carryforward losses for tax purposes and other temporary differences

The Group has carryforward business losses for future years in the amount of US 8,251 thousand dollars as of December 31, 2020. Deferred tax assets of approximately US 879 thousand dollars relating to losses totaling US 3,093 thousand dollars of total carryforward losses as above and to other deductible temporary differences were recognized in the financial statements.

Deferred tax assets relating to carryforward business losses of approximately US 7,372 thousand dollars were not recognized because their utilization in the foreseeable future is not probable.

e.	Taxes on income recognized in profit or loss

For the year ended December 31, 2020
US dollars in thousands
Current tax expenses
Current year	1,727
Adjustments for prior years, net	831

2,558
Deferred tax expenses
Creation and reversal of temporary differences	(195)
(195)

Total income tax expenses (benefits)	2,363

f.	Theoretical tax

For the year ended December 31, 2020
US dollars in thousands

Income before taxes on income	7,542
Statutory tax rate	23%

Tax computed at the statutory tax rate	1,735
Tax benefit from reduced tax rate of preferred enterprises	(707)
Current year tax losses for which no deferred taxes were created	170
Temporary differences for which no deferred taxes were recognized	(12)
Utilization of tax losses from previous years for which no deferred taxes were recognized in the past	(603)
Tax effect of exchange rate differences (Dollar-NIS)	(32)
Creation of deferred tax at different tax rate	14
Non-deductible expenses	667
Cancellation of deferred tax assets in respect of previous years	(312)
Taxes in respect of previous years	831
Other differences	(11)

Taxes on income (tax benefits)	2,363

g.	Deferred taxes

Recognized deferred tax assets and liabilities

Deferred taxes in respect of companies in Israel are calculated according to the tax rate anticipated to be in effect on the date of reversal as stated above. Deferred taxes in respect of foreign subsidiaries are calculated according to the relevant tax rates of each country.

Deferred tax assets and liabilities are attributable to the following items:

	Property, plant and equipment	Inventory	Carry-forward losses	Other assets	Employee benefits	Other	Total
	US dollars in thousands

Balance of deferred tax asset (liability) as of December 31, 2019	(1,386)	2,167	497	(948)	1,305	741	2,376
Changes recognized in profit or loss	(156)	488	(349)	119	43	50	195
Changes recognized in other comprehensive income	-	37	-	(45)	38	(25)	5

Balance of deferred tax asset (liability) as of December 31, 2020	(1,542)	2,692	147	(874)	1,386	767	2,576

Deferred taxes are presented in the statement of financial position as follows:

As of December 31, 2020
US dollars in thousands

Deferred tax assets	3,093
Deferred tax liabilities	(517)
Balance of deferred tax assets as of December 31	2,576

NOTE 24: - FINANCIAL RISK MANAGEMENT

a.	Overview

The Group is exposed to the following risks related to its use of financial instruments:

•	Credit risk

•	Liquidity risk

•	Market risk (including currency and interest risks)

This note presents information about the Group's exposure to each of the above risks, and the Group's objectives, policies and processes for measuring and managing risk. Further quantitative disclosures are included throughout these consolidated financial statements.

b.	Risk management framework

The Board has an overall responsibility for the establishment and oversight of the Group's risk management framework. The Board has authorized the Company's management to be responsible for developing and monitoring the Group's risk management policies. The Company's management reports periodically to the Board on its activities.

The Group's risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group's activities. Through its policy assimilation and training programs, the Group aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The Group's Audit Committee oversees how the management monitors compliance with the Group's risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Group. The Group's Audit Committee is assisted in its oversight role by Internal Audit. Internal Audit undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to the Audit Committee.

c.	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and it arises mainly from the Group's trade receivables and other receivables.

Trade and other accounts receivables

The Group's exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Group's customer base, including the default risk of the industry and country in which customers operate, has less of an influence on credit risk, since the Company insures most of the credit it grants to its customers.

The Group has a procedure for defining the credit limit of a customer on the date of opening the customer ID in the system. In addition, the Group requests foreign trade risks insurance for transactions with certain customers. The risk insurance company defines the possible amount of debt of the customer and provides the Company with information regarding the financial ability of the customer. The Group regularly examines the balances of its customers around the world.

The Group recognizes an impairment provision that reflects its assessment of the losses incurred in respect of trade and other receivables. The main components of this provision are specific loss components relating to individually significant exposures.

Guarantees

The Group's policy is to provide financial guarantees to subsidiaries based on the specific circumstances.

d.	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group's approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group's reputation.

The Group verifies that there is enough cash on hand for the payment of current operating expenses including the amounts required in order to meet its financial liabilities. This does not consider the potential effect of extreme scenarios that cannot be reasonably forecasted, such as natural disasters.

e.	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, the CPI and interest rates will affect the Group's income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters.

In the ordinary course of business, the Group occasionally buys and sells derivatives, and incurs financial liabilities, to manage market risks. All such transactions are carried out within the guidelines set forth by the Group's management.

Currency risk

The Group is exposed to currency risk on sales, purchases, services and loans that are denominated in various currencies, other than the Dollar, and in the various functional currencies of the Group entities. The currencies in which the sale transactions are primarily denominated are USD, NIS, GBP, Japanese Yen, Chinese Yuan, Korean Won and Euro.

The Company has significant production costs denominated in NIS. Changes in the US Dollar-NIS exchange rate have a material effect on the Group's operating results.

In respect of other monetary assets and liabilities denominated in foreign currencies, the Group ensures that its net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates when necessary to address short-term imbalances.

Regarding material transactions the Company's policy is to hedge the risk arising from changes in foreign currency exchange rates by means of forward transactions and foreign currency options.

Interest rate risk

The Group adopts from time to time a policy of ensuring its exposure to changes in interest rates on loans based on a fixed rate of interest. This is achieved by entering interest rate swaps.

NOTE 25: - FINANCIAL INSTRUMENTS

a.	Credit risk

1.	Exposure to credit risk

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date is as follows:

As of December 31, 2020
Book value
US dollars in thousands

Cash and cash equivalents	17,138
Trade receivables	42,291
Other receivables	13,340
72,769

The maximum exposure to credit risk due to trade and other accounts receivables at the reporting date by geographic regions is as follows:

As of December 31, 2020
Book value
US dollars in thousands

Domestic	6,644
Euro-zone countries	7,873
United Kingdom	3,612
North America	4,676
China *	14,029
Far East	17,083
Other regions	1,714
55,631

*	A portion of the Chinese subsidiary's sales are made through Xinghe Group Co., Ltd. (a former shareholder of the Chinese subsidiary) based on a marketing and sale agreement signed between the companies.

The balance of trade receivables and other receivables includes an amount of US 0.9 million dollars representing a debt of Xinghe Group Co., Ltd. to the Chinese subsidiary.

Standard credit days in the Far East in general and particularly in China are significantly higher than average credit days in the other geographical regions in which the Group operates.

The maximum exposure to credit risk due to trade receivables and other accounts receivables at the reporting date by type of counterparty is as follows:

As of December 31, 2020
Book value
US dollars in thousands

Distributors	10,235
End customers	32,056
Others	13,340
55,631

2.	Aging of debts and impairment losses

The aging of trade receivables is as follows:

	As of December 31, 2020
	Gross	Impairment
	US dollars in thousands

Not past due	33,275	144
Past due 0-30 days	4,663	19
Past due 31-60 days	1,309	6
Past due 61 days and above (*)	4,999	1,786

	44,246	1,955

Most transactions are insured by credit insurance.

*	Out of the balance of debts which are past due above 61 days, an amount of US 2.3 million dollars represents past due debts of the Chinese subsidiary. The payment pattern of Chinese customers normally exceeds due dates. The provision for impairment represents the real exposure in respect of past due debts.

The movement in the provision for impairment in respect of trade receivables during the year is as follows:

2020
US dollars in thousands

Balance as of January 1	2,267
Loss (gain) recognized	(312)

Balance as of December 31	1,955

b.	Liquidity risk

The following are the contractual maturities of financial liabilities, including estimated interest payments:

	As of December 31, 2020
	Carrying amount	Contractual cash flows (1)	1 year or less	1-2 years	2 years and thereafter
	US dollars in thousands
Non-derivative financial liabilities

Loans and borrowings from banks	29,096	31,163	31,363	-	-
Current maturity of lease liabilities	3,412	4,122	4,122	-	-
Loans from banks	43,557	46,425	-	16,332	30,093
Lease liabilities	21,796	25,853	-	3,923	21,930
Trade payables	33,817	33,817	33,817	-	-
Other trade payables	17,378	17,378	17,378	-	-

Total	149,056	158,758	86,480	20,255	52,023

(1) The interest payments on variable interest rate loans may be different from the amounts in the above table.

c.	Foreign currency risks

1.	Sensitivity analysis

A strengthening of the USD against the following currencies in respect of existing balance sheet exposure as of December 31, 2020 would have increased (decreased) equity and profit or loss by the amounts shown below excluding the tax effect. This analysis assumes that all other variables, in particular interest rates, remain constant.

	As of December 31, 2020
	Equity	Profit (loss)
	US dollars in thousands
Increase in the exchange rate of:
Japanese Yen - 5%	(63)	(63)
Euro - 5%	271	271
NIS - 5%	1,089	1,089
GBP – 5%	14	14
RMB – 5%	(255)	(255)
KRW – 5%	382	382
SGD – 5%	(155)	(155)

A weakening of the USD against the above currencies at the same rates as of December 31 would have had an equal but opposite effect, on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

2.	Details of the Group's derivative financial instruments are as follows:

As of December 31, 2020, the Group has no derivative financial instruments.

3.	Presented hereunder is information on the exchange rates of the NIS, GBP, the Euro and the Korean Won in relation to the US dollar in the reporting periods:

	Exchange rate of	Exchange rate of	Exchange rate of	Exchange rate of
As of December 31:	1 NIS	1 GBP	1 Euro	1000 KRW

2020	0.311	1.366	1.227	0.918

Rate of change in the year ended December 31:

	Exchange rate of	Exchange rate of	Exchange rate of	Exchange rate of
	1 NIS	1 GBP	1 Euro	1000 KRW

2020	7.5%	3.5%	9.3%	6.0%

d.	Interest rate risk

1.	Interest profile

Following is the interest rate profile of the Group's interest-bearing financial instruments:

As of December 31, 2020
Book value
US dollars in thousands
Fixed rate instruments:
Financial liabilities	39,975
(39,975)

Variable rate instruments:
Financial liabilities	32,678
(32,678)

2.	Fair value sensitivity analysis for fixed rate instruments

The Group does not account for any fixed rate financial assets and liabilities at fair value through profit or loss. Therefore, a change in interest rates at the reporting date would not affect profit or loss in respect of changes in the carrying amount of assets and liabilities bearing fixed interest.

3.	Cash flow sensitivity analysis for variable rate instruments

A change of 5% in the base interest rate at the reporting date would have an insignificant effect on equity and profit or loss.

e.	Fair value versus carrying amount

The carrying amount of certain financial assets and liabilities, including cash and cash equivalents, trade receivables, other accounts receivables, deposits, derivatives, short-term loans and credit, trade payables, other trade payables and long-term loans from banks equals or approximates their fair value.

Fair value (other than derivatives) is determined as the present value of future cash flows discounted by the market interest rate on the date of measurement.

f.	Details regarding fair value measurement of Level 2 financial instruments

Forward contracts - fair value is measured based on discounting the difference between the forward price in the contract and the current forward price for the residual period until redemption using market interest rates appropriate for similar instruments, including the adjustment required for the parties' credit risks.

Foreign currency options – the fair value is measured based on the Black & Scholes model.

g.	Changes in liabilities arising from financing activities

	Balance of January 1, 2020	Receipt of loans	Repayment of loans	Short-term credit, net	Finance expenses	Foreign currency translation adjustments	Balance as of December 31, 2020
	US dollars in thousands
Short-term loans	9,561	1,879	-	2,369	271	174	14,254
Long-term loans	62,054	9,226	(12,996)	-	64	52	58,399
Lease liabilities	25,509	1,457	(2,711)	-	693	260	25,208

Total	97,124	12,562	(15,707)	2,369	1,028	486	97,862

NOTE 26: - COMMITMENTS

a.	On August 9, 2017, the Company and Jiangsu Xinghe Valve Co., Ltd., a wholly-owned subsidiary of the Company incorporated in China (hereinafter: "the Chinese subsidiary"), signed an agreement with the authorities in the Yangzhong district for the allocation of new land and the construction of a new plant in China to replace the current plant (hereinafter: "the agreement", "the Chinese authorities" and "the new plant", respectively).

Among others, the agreement consists of the following provisions and conditions:

1.	In return for the evacuation of the current plant, whose depreciated cost in the consolidated financial statements as of the date of signing the agreement was RMB 29 million (US 4 million dollars), the Chinese subsidiary will receive from the Chinese authorities alternative land and monetary compensation in the amount of RMB 61.28 million (US 9 million dollars) (hereinafter: "the monetary compensation") which will be paid in three payments as follows: (a) 40% of the monetary compensation will be received several days after signing the agreement; (b) 40% of the monetary compensation will be received once the construction of the new plant commences and an investment of US 3 million dollars is made by the Chinese subsidiary; (c) 20% of the monetary compensation will be received after the construction of the new plant has ended and another investment of US 3 million dollars is made by the Chinese subsidiary. The monetary compensation includes an amount of RMB 19.36 million for the potential impairment of the current plant's operations because of the road expansion work. The compensation will be recorded in profit and loss over the expected construction period of the new plant.

2.	The total investment which the Chinese subsidiary has undertaken to make in the construction of the new plant and in machinery, equipment and added semiconductor production facilities will not be lower than RMB 100 million (US 15 million dollars). The Company intends to use the monetary compensation received from the Chinese authorities to finance the above investment.

3.	According to the agreement, the Chinese authorities are responsible for supplying power, water and communication facilities and for leveling out the site on which the new plant will be located. The Chinese authorities have also undertaken to grant the Chinese subsidiary additional economic incentives (such as tax abatements and refunds) and the Chinese subsidiary has undertaken to pay direct and indirect taxes of at least RMB 7.5 million (US 1 million dollars) per annum.

In addition to the above agreement, the Chinese subsidiary has signed an agreement with Xinghe Group Co., Ltd. for receiving various services consisting of brokerage, negotiating, managing the new plant construction project and providing administrative support all in return for a fee of approximately RMB 13.6 million (US 2 million dollars) that will be paid based on certain milestones as stated in the agreement over the period of the new plant construction.

In September 2017, the first installment of the monetary compensation in the amount of RMB 24.5 million (US 3.6 million dollars) was received and the office building was evacuated to allow the expansion of the road. In respect of the first installment as above, a net capital gain was recorded (less transaction costs) in the sum of US 0.9 million dollars. In addition, the legal claim of the alternative area was received and the development work for the construction of the new plant began.

According to the original terms of the agreement, during the second quarter of 2019, the completion of the evacuation of the current plant should have been completed following the completion of the construction of the new plant and the transfer of ownership to the area of the current plant to the Chinese authorities. It was expected that the Chinese subsidiary would recognize the remaining capital gain once the ownership to the area of the current plant was transferred to the Chinese authorities.

In December 2018, there was a change in the terms of the agreement in such a way that the Chinese subsidiary transferred ownership to the remaining area of the current plant to the Chinese authorities and, at the same time, assumed ownership to the new land. Because of this change, a capital gain of US 1.2 million dollars was recorded.

During the reporting year, the second installment of the monetary compensation in the amount of RMB 24 million (US 3.3 million dollars) was received.

As of the financial statements approval date, the construction of the new plant has been completed.

b.	On August 9, 2017, the Company was notified by the Israel National Authority for Technological Innovation (hereinafter: "the IIA") that one of its wholly-owned subsidiaries, H.T.C Ltd., won a bid by virtue of incentive track no. 29 - lab program for technological innovation (pilot) (hereinafter: "the incentive track"). According to the letter of approval, the franchise period is three years from November 1, 2017. During the reporting period the franchise period was extended till April 2021. According to the incentive track, the innovation lab is entitled to a grant from the IIA depending on the number of lab companies that will be incorporated into the innovation lab during the franchise period. As of the reporting period, H.T.C Ltd. signed agreements with six startups, as approved by the IIA, for incorporating them into the Company's innovation lab.

c.	On December 16, 2020, the Company engaged with UCT, an international public company whose securities are listed for trading on Nasdaq, and with Sir Daibus Ltd., an Israeli company wholly owned (indirectly) by UCT (hereinafter jointly with UCT: the "purchaser") and with Bealish Ltd., an Israeli company wholly owned by the purchaser (the “target company"), in an agreement to purchase the entire shares of the Company by way of a reverse triangular merger (the "merger" or the "merger transaction").

Upon the completion of the merger, the Company will become a wholly owned private company of the purchaser, its shares will be deleted from trading on the stock exchange and the Company will cease to be a "reporting corporation" within the definition of this term in Section 36 of the Securities Law, 1968. See note 29(a) regarding events after balance sheet date.

c.	Lease agreements

See Note 8.

d.	Commitment to purchase equipment, raw materials and finished goods

1.	As of December 31, 2020, the Group has commitments for purchasing equipment in the amount of US 3,413 thousand dollars.

2.	As of December 31, 2020, the Group has commitments for purchasing raw materials in the amount of US 11,779 thousand dollars.

3.	As of December 31, 2020, the Group has commitments for purchasing finished goods in the amount of US 7,286 thousand dollars.

NOTE 27: - LIENS AND COLLATERALS

a.	As security for repayment of liabilities of the Company and its subsidiary in Israel to banks, liens have been recorded on all the assets of the aforementioned companies in favor of said banks as follows:

-	A first priority specific lien was recorded on machinery, equipment, facilities and systems, the acquisition of which was financed by long-term loans, in favor of the bank which provided the loan.

-	Floating lien on all the assets of the Company and its subsidiary in Israel.

The total long-term liabilities and open letters of credit secured by liens at the reporting date amount to US 71.4 million dollars on a consolidated basis.

b.	For ensuring compliance with the conditions of investment grants received from the Israeli government, a specific and floating lien was recorded on the machinery, equipment, tools, devices, facilities and all real estate property which are the subject of the investment plans, as well as all insurance rights in connection therewith. Total grants secured by the aforementioned liens as of the reporting date amounted to: in the Company - US 10,883 thousand dollars and in the subsidiary - US 5,949 thousand dollars.

NOTE 28: - BALANCES AND TRANSACTIONS WITH RELATED and INTERESTED PARTIES

a.	Identity of interested and related parties

The interested and related parties of the Company are FIMI Group and its related parties, other interested parties, directors and key management personnel of the Company.

b.	Remuneration of key management personnel (including directors)

In addition to their salaries, the Group also provides non-cash benefits to directors and executive officers (such as a car etc.). The Group contributes to a post-employment defined benefit plan on their behalf. Some of the executive officers also participate in the Company's share option plans (see Note 14c regarding share-based payments).

Remuneration of key management personnel (including directors employed by the Group) include:

	For the year ended December 31, 2020
	Number of people	US dollars in thousands

Key management personnel (1)
Salary cost	14	2,824
Annual grant	14	759
Share-based payments (2)	14	624

		4,207

Remuneration of directors not employed by the Company:

For the year ended December 31, 2020
Number of people	US dollars in thousands

8	210

1.	Transactions with key management personnel

On December 30, 2015, Mr. Amir Widmann's appointment as the Company's CEO was approved effective from January 1, 2016.

According to the employment terms, which were amended in 2019, Mr. Widmann was paid a monthly salary of NIS 90 thousand. According to the agreement, the Company is obligated to make contributions on behalf of Mr. Widmann in a severance pay fund and/or executive insurance policy and in a study fund at customary rates as well as provide an occupational disability fund. Mr. Widmann is also entitled to 26 annual vacation days and a company car whose entire expenses including maintenance and income tax in its respect will be paid by the Company.

Moreover, Mr. Widmann is entitled to an annual bonus based on the Company's “executive remuneration plan”. The annual bonus will amount to 3-8 gross monthly salaries. The annual bonus consists of measurable components that were predetermined as follows: (a) 50% of the bonus will be contingent on meeting sales targets; (b) 50% of the bonus will be contingent on the Company meeting the annual NOI target and a discretionary component in the amount of up to 3 salaries, provided that the discretionary component together with the measurable components shall not exceed the annual bonus’ ceiling.

2.	Share-based payments - see Note 14c.

3.	New agreement with the CEO – see Note 29.

c.	Amounts of related and interested party transactions

For the year ended December 31, 2020
US dollars in thousands

Purchase of materials, services and parts (*)	135

(*) The Company has agreements during the ordinary course of business with various suppliers.

d.	Interested and related party balances

December 31, 2020
US dollars in thousands
Current liabilities
Other payables (key management personnel)	1,184
Trade payables (companies owned by controlling shareholder)	46

Non-current liabilities
Employee benefit liabilities (key management personnel)	124

e.	Immaterial transactions procedure

1.	On March 22, 2020, according to the recommendation of the Audit Committee, the Company's Board reaffirmed the guidelines and rules for classifying a transaction of the Company or its subsidiary with an interested party ("interested party transaction") as an immaterial transaction as provided in Regulation 41(a)(6)(a) of the Securities Regulations (Annual Financial Statements), 2010 as follows.

2.	In the ordinary course of business, the Company and its subsidiaries execute transactions with interested parties (including a controlling shareholder), including transactions of the following types and having the following characteristics: transactions for the acquisition of services from interested parties; transactions for the acquisition and/or lease and/or sale of products from/to interested parties.

3.	The Company's Board decided that in the absence of any special qualitative considerations arising from the overall circumstances of the matter (see paragraph e 4 below), an interested party transaction will be considered immaterial if the relevant criterion calculated for the transaction (one or more, as described hereunder) is less than half a percent (0.5%) or a maximum amount of US 0.5 million dollars, whichever is lower.

For every interested party transaction that is being examined for immateriality, one or more of the ratios relevant to the specific transaction will be calculated on the basis of the most recent financial statements of the Company: (a) sales ratio - the amount of the sales in the interested party transaction divided by the annual amount of sales; (b) cost of sales ratio - the cost of the interested party transaction divided by the annual cost of sales; (c) profit ratio - the actual or forecasted profit or loss from the interested party transaction divided by the average annual profit or loss in the last three years, calculated on the basis of the last 12 quarters for which reviewed or audited financial statements have been issued; (d) assets ratio - the amount of the assets in the interested party transaction divided by total assets; (e) liabilities ratio - the amount of the liabilities in the interested party transaction divided by total liabilities; (f) operating expenses ratio - the amount of the expense in the interested party transaction divided by the amount of the annual operating expenses.

Thus, for example, the relevant ratio for the purchase of goods or services will usually be the costs of sales ratio. In cases that according to the Company's judgment all the aforementioned quantitative ratios are irrelevant to the immateriality examination of the interested party transaction, the transaction will be considered immaterial based on some other relevant ratio to be determined by the Company, provided that the relevant ratio calculated for the transaction is less than half a percent (0.5%) or a maximum amount of US 0.5 million dollars, whichever is lower.

4.	The qualitative examination of an interested party transaction may result in the contradiction of the presumption regarding immateriality of the transaction as mentioned in paragraph 3 above. Thus, for example, an interested party transaction shall not be considered immaterial if the event is perceived by the management of the Company as being a significant event and is a basis for making managerial decisions, or if in the framework of the interested party transaction interested parties are expected to receive benefits that it is important they be brought to the attention of the public.

5.	Each year the Company's Audit Committee will review the manner of implementing the instructions of this procedure by the Company and its implementation.

NOTE 29: - EVENTS AFTER THE REPORTING DATE

a.	In continuation to the aforesaid in Note 26(c), as of March 31, 2021 all the conditions precedent for the completion of the merger transaction (as defined as follows) were met. Upon the completion of the merger, the Company became a private company wholly owned by the purchaser, its shares were deleted from trading on the stock exchange and the Company’s shares held by it (treasury shares) were cancelled. Options that have matured and have not matured yet, have been cancelled and converted into the right to receive a cash payment. Due to the cancellation of the options, the entire balance of expenses in respect of the granting of the aforementioned options was recorded in the Company’s 2021 first quarter reports.

In the framework of the merger agreement:

a. A one-time grant in the sum of US 780 thousand dollars was approved to the Company’s CEO.

b. A retention plan was approved for the CEO as detailed as follows:

1. Once a year has passed from the date of completion of the transaction and provided that he does not resign by that date, except in the event of resignation for a "good reason" (as defined in the retention plan), the CEO will receive a grant that is equivalent to 12 salaries.

2. Upon the termination of his employment with the Company, and provided that he does not resign by the end of one year as of the date of completion, except in the event of resignation for a "good reason", the CEO will be entitled to an adjustment grant that is equivalent to 6 salaries.

The total benefits in accordance with the retention plan are in the amount of US 720 thousand dollars.

The Company recorded in 2021 first quarter reports expenses in the amount of US$ 4.5 million related to the merger transaction as part of other expenses that mainly include legal expenses, bonuses for the CEO and officers and other consulting expenses.

On the date of completion of the transaction, the Group received a loan from UCT in the amount of US 90 million dollars, which as of the financial statements approval date, the terms thereof have yet to be set. The loan received was used for early repayment of most of the Group's liabilities to the banking corporations for which the Group paid a total sum of US$ 2.4 million in early repayment fee which is included in 2021 first quarter finance expenses.

b.	In continuation to the signing of the merger agreement with UCT and following the Company's notification to the tax authority, the Company will compute its taxable income in accordance with the provisions of the Dollar Regulations (Rules for Accounting for Foreign Investors Companies and Certain Partnerships and Setting their Taxable Income), 1986), as of 2021 onwards.

c.	On December 31, 2019, an application for the merger of the Company with the H.T.C. (fully owned subsidiary in Israel) was submitted to the tax authority. On May 20, 2021, a merger agreement was signed between the companies, according to which the date of completion of the merger will be valid from December 31, 2019 for tax purposes, subject to meeting the conditions precedent specified in the agreement, including receiving an approval of a tax-exempt merger by the tax authorities. As of the financial statements approval date, all the conditions precedent have not been met yet.

d.	On April 2021, Mr. Widmann, the company’s CEO, received an offer letter from UCT providing that his salary shall be updated to $400,000 per year. Mr. Widmann is also eligible to participate in a management bonus plan, which includes an initial target payout of 50% of his base salary on an annualized basis after one full quarter of employment. In addition Mr. Widmann received restricted stock units of the Company valued at $750,000, which will vest over three years in three instalments of 10% on the first anniversary of the grant date, 70% on the second anniversary of the grant date and 20% on the third anniversary of the grant date, and shall otherwise be subject to the terms and conditions set forth in UCT’s standard form of restricted stock unit agreement and stock incentive plan.

HAM-LET (ISRAEL-CANADA) LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2021

(UNAUDITED)

HAM-LET (ISRAEL-CANADA) LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2021

UNAUDITED

INDEX

Page

Consolidated Statement of Financial Position	1-2

Consolidated Statement of Profit or Loss	3

Consolidated Statement of Comprehensive Income	4

Consolidated Statement of Changes in Equity	5

Consolidated Statement of Cash Flows	6-7

Notes to Interim Consolidated Financial Statements	8-10

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Financial Position

As of March 31, 2021
Unaudited
US dollars in thousands

ASSETS

CURRENT ASSETS
Cash and cash equivalents	20,095
Trade receivables	54,495
Other accounts receivables	15,392
Inventory	85,306
Current tax assets	1,357

Total current assets	176,645

NON-CURRENT ASSETS
Investments in investee companies	212
Long-term receivables	974
Property, plant and equipment	48,033
Right-of-use assets	20,968
Intangible assets	9,236
Deferred taxes	2,501

Total non-current assets	81,924

Total assets	258,569

The accompanying notes are an integral part of the interim consolidated financial statements.

1

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Financial Position

As of March 31, 2021
Unaudited
US dollars in thousands

LIABILITIES

CURRENT LIABILITIES
Loans and credit from banks and others	5,344
A loan from the parent company	90,799
Current maturity of a lease liability	3,266
Trade payables	30,778
Other trade payables	20,759
Liabilities for PUT options	172
Current taxes payable	1,596

Total current liabilities	152,714

NON-CURRENT LIABILITIES
Loans from banks	182
Liabilities in respect of leases	20,385
Liabilities for benefits to employees	4,046
Deferred taxes	281

Total non-current liabilities	24,894

Total liabilities	177,608

EQUITY
Share capital	4,535
Share premium	22,213
Adjustments arising from translating financial statements of foreign operations	(117)
Retained earning	54,330

Total equity	80,961

Total liabilities and equity	258,569

The accompanying notes are an integral part of the interim consolidated financial statements.

2

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Profit or Loss

For the three months ended March 31, 2021
Unaudited
US dollars in thousands

Revenues from sales	58,737
Cost of sales	42,378

Gross profit	16,359

Selling and marketing expenses	7,073
General and administrative expenses	3,337
Research and development expenses, net	1,705
Other expenses	4,489

Operating profit (loss)	(245)

Finance income	2
Finance expenses	4,155

Income (loss) before taxes on income	(4,398)

Taxes on income	547

Net income (loss) attributable to the shareholders of the Company	(4,945)

Net earnings (loss) per share attributable to the shareholders of the Company (in US dollars)
Basic and diluted net earnings per share	(0.35)

The accompanying notes are an integral part of the interim consolidated financial statements.

3

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Comprehensive Income

For the three months ended March 31, 2021
Unaudited
US dollars in thousands

Net loss	(4,945)

Items that will not be subsequently reclassified to profit or loss:

Remeasurement of a defined benefit plan	4

Taxes on items that will not be subsequently reclassified to profit or loss	(1)

Total items that will not be subsequently reclassified to profit or loss, net of tax	3

Items that will be reclassified or that are reclassified to profit or loss when specific conditions are met:

Adjustments arising from translating financial statements of foreign operations	(565)

Total items that will be reclassified or that are reclassified to profit or loss, net of tax	(565)

Total other comprehensive income (loss) attributable to the shareholders of the Company	(562)

Total comprehensive income (loss) attributable to shareholders of the Company	(5,507)

The accompanying notes are an integral part of the interim consolidated financial statements.

4

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Changes in Equity

	Attributable to the shareholders of the Company
	Share capital	Share premium	Adjustments arising from translating financial statements of foreign operations	Treasury shares	Reserve for hedging transactions	Retained earnings	Total equity
	US dollars in thousands

For the three months ended March 31, 2021 (unaudited)

Balance as of January 1, 2021	4,534	25,739	448	(3,526)	-	58,772	85,967
Net loss	-	-	-	-	-	(4,945)	(4,945)
Other comprehensive loss	-	-	(565)	-	-	3	(562)

Total comprehensive income (loss)	-	-	(565)	-	-	(4,942)	(5,507)
Cancellation of treasury shares	-	(3526)	-	3,526	-	-	-
Transactions with owners, recorded directly in equity:
Employee share options exercised	1	-	-	-	-	-	1
Cost of share-based payments	-	-	-	-	-	500	500

Balance as of March 31, 2021	4,535	22,213	(117)	-	-	54,330	80,961

The accompanying notes are an integral part of the interim consolidated financial statements.

5

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Cash Flows

For the three months ended March 31, 2021
Unaudited
US dollars in thousands

Cash flows from operating activities
Net loss	(4,945)
Adjustments to reconcile net income to net cash flows provided by operating activities:
Adjustments to profit or loss items:
Depreciation of property, plant and equipment	2,733
Amortization of intangible assets	322
Finance expenses, net	3,506
Cost of share-based payments	500
Taxes on income	547
Increase in liabilities for benefits to employees, net	272
7,880

Changes in asset and liability items:

Increase in inventory	(1,365)
Decrease in other accounts receivables and long-term prepaid expenses	411
Decrease in other trade payables	1,240
Increase in trade receivables	(12,522)
Decrease in trade payables	(1,281)
Taxes paid	(1,661)
(15,178)

Net cash used in operating activities	(12,243)

Cash flows from investing activities
Interest received	2
Proceeds from sale of property, plant and equipment	76
Purchase of property, plant and equipment	(3,945)
Net cash used in investing activities	(3,867)

Cash flows from financing activities
Receipt of a loan from the parent company	90,799
Short-term bank credit and loans, net	(8,913)
Proceeds from exercise of employee options	1
Repayment of long-term loans from banking corporations	(58,118)
Interest paid	(3,740)
Repayment of a loan in respect of a lease	(825)
Net cash provided by finance activities	19,204
Exchange rate difference on balances of cash and cash equivalents	(137)
Decrease (increase) in cash and cash equivalents	2,957
Cash and cash equivalents as at the beginning of the period	17,138
Cash and cash equivalents as at the end of the period	20,095

The accompanying notes are an integral part of the interim consolidated financial statements.

6

HAM-LET (ISRAEL-CANADA) LTD.

Consolidated Statement of Cash Flows

For the three months ended March 31, 2021
Unaudited
US dollars in thousands

Significant non-cash transactions
Purchase of property, plant and equipment on credit	1,444

The accompanying notes are an integral part of the interim consolidated financial statements.

7

NOTE 1 – GENERAL

a. General description of the Group and the operating thereof

Ham-Let (Israel-Canada) Ltd. (hereinafter: "the Company") is an Israeli resident company incorporated in Israel. The address of the Company's registered office is 1 Hayotzer Street, Ziporit Industrial Zone, Nof Hagalil. The consolidated financial statements of the Group as of March 31, 2021 comprise the financial statements of the Company and of its subsidiaries (hereinafter jointly - "the Group").

The Group is engaged in the development, manufacturing and marketing of fittings, faucets and valves for control and monitoring industrial systems for a variety of industries and uses for ultra clean gas transportation systems in the microelectronic industry and additional clean industries as well as in development, manufacturing, marketing and sale of process valves, control valves and fittings for the transmission of liquids and gases.

In addition, the Group is engaged in the development and design of systems integrated with Industrial Internet Of Things in its three operating segments.

b. The Coronavirus

In continuation to the aforesaid in the annual financial statements, as at the date of this report and during the reporting period, the Coronavirus did not have a material effect on the business operation of the Company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of the interim consolidated financial statements

These financial statements have been prepared in a condensed format as of March 31, 2021 and for the three months then ended (hereinafter - "interim consolidated financial statements"). These financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2020 and for the year then ended and accompanying notes (hereinafter - "annual consolidated financial statements").

The interim consolidated financial statements have been prepared in accordance with IAS 34, "Interim Financial Reporting" and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3 - OPERATING SEGMENTS

a.	General

As discussed in the annual consolidated financial statements, the Group has three reportable segments, as described below:

1.	Process industry products - development, manufacturing, marketing and sale of fittings, faucets and valves for industrial control, monitoring and transportation systems as well as development, designing and manufacturing systems and integration of sensors and IIOT systems in these products to customers in this operating segment.

2.	Ultra-clean products - development, manufacturing, marketing and sale of fittings, faucets and valves for ultra clean gas transportation systems in the microelectronic industry and additional clean industries as well as development, design and manufacturing systems and integration of sensors and IIOT systems in these products to customers in this operating segment.

3.	Flow control products - development, manufacturing, marketing and sale of process valves, control valves and fittings for the transportation of fluids and gases, as well as development, design and manufacturing of systems and integration of IIOT systems in these products to customers in this operating segment.

8

The basis of segmentation and the measurement basis for the segment profit are the same as that presented in Note 4 regarding operating segments in the annual consolidated financial statements. The accounting policies of the operating segments are the same as presented in Note 2 to the annual consolidated financial statements regarding significant accounting policies.

b.	Reporting of operating segments:

	For the three-month period ended March 31, 2021
	Ultra- clean products	Process industry products	Flow control products	Total
	Unaudited
	US dollars in thousands

Revenues from external parties	23,193	24,235	11,219	58,737
Segment income (loss)	2,268	2,133	(157)	4,244
Other expenses				4,489
Finance expenses, net				4,153
Loss before taxes				(4,398)

c.	Revenue segmentation

	Ultra-clean Products	Process industry products	Flow control products	Total
	US dollars in thousands
	Unaudited

For the three-month period ended March 31, 2021

Geographical segmentation:
North America	3,860	5,413	-	9,273
Europe	11,521	8,024	750	20,295
China	1,649	4,305	-	5,954
Far East (except China)	5,748	5,093	10,469	21,310
Israel	392	1,016	-	1,408
Others	23	474	-	497
Revenues from external parties	23,193	24,325	11,219	58,737

NOTE 4 - SIGNIFICANT EVENTS DURING AND AFTER THE REPORTING PERIOD

a.	In continuation to the aforesaid in Note 26c to the annual financial statements, as of March 31, 2021, all the conditions precedent for the completion of the merger transaction (as defined as follows) were met, in

9

accordance with the merger agreement dated December 16, 2020, between the Company and Ultra Clean Holdings, Inc. (“UCT”), an international public company whose securities are listed for trading on Nasdaq, and with Sir Daibus Ltd., an Israeli company wholly owned (indirectly) by UCT (hereinafter jointly with UCT: the "purchaser") and with Bealish Ltd., an Israeli company wholly owned by the purchaser, for the purpose of purchasing the entire shares of the Company by way of a reverse triangular merger (“the merger transaction"). Upon the completion of the merger, the Company became a private company wholly owned by the purchaser, its shares were deleted from trading on the stock exchange and the Company’s shares held by it (treasury shares) were cancelled. Options that have matured and have not matured yet, have been cancelled and converted into the right to receive a cash payment. Due to the cancellation of the options, the entire balance of expenses in respect of the granting of the aforementioned options was recorded in the Company’s books.

In the framework of the merger agreement:

a. A one-time grant in the sum of US 780 thousand dollars was approved to the Company’s CEO.

b. A retention plan was approved for the CEO as detailed as follows:

1. Once a year has passed from the date of completion of the transaction and provided that he does not resign by that date, except in the event of resignation for a "good reason" (as defined in the retention plan), the CEO will receive a grant that is equivalent to 12 salaries.

2. Upon the termination of his employment with the Company, and provided that he does not resign by the end of one year as of the date of completion, except in the event of resignation for a "good reason", the CEO will be entitled to an adjustment grant that is equivalent to 6 salaries.

The total benefits in accordance to the retention plan are in the amount of US 720 thousand dollars.

The Company recorded expenses in the amount of US$ 4.5 million related to the merger transaction as part of other expenses that mainly include legal expenses, bonuses for the CEO and officers and other consulting expenses.

On the date of completion of the transaction, the Group received a loan from UCT in the amount of US 90 million dollars, which as at the date of this report the terms thereof have yet to be set. The loan was classified as a short-term loan since the Company does not have an unconditional right to repay the obligation in a period exceeding 12 months. The loan received was used for early repayment of most of the Group's liabilities to the banking corporations for which the Group paid a total sum of US$ 2.4 million in early repayment fee which is included in the finance expenses.

b.	In continuation to the signing of the merger agreement with UCT and following the Company's notification to the tax authority, the Company will compute its taxable income in accordance with the provisions of the Dollar Regulations (Rules for Accounting for Foreign Investors Companies and Certain Partnerships and Setting their Taxable Income), 1986), as of 2021 onwards.

c.	On December 31, 2019, an application for the merger of the Company with the H.T.C. (fully owned subsidiary in Israel) was submitted to the tax authority. On May 20, 2021, a merger agreement was signed between the companies, according to which the date of completion of the merger will be valid until December 31, 2019 for tax purposes, subject to meeting the conditions precedent specified in the agreement, including receiving an approval of a tax-exempt merger by the tax authorities. As at the date of this report, all the conditions precedent have not been met yet.

10